UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
KITE REALTY GROUP TRUST
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2025

PROXY STATEMENT

KITE®

Publix
STOP

FAHERTY
TECOVAS
COWBOY BOOTS
GOOD TIMES

WHOLE FOODS MARKET
WHOLE FOODS MARKET
ONE
14801

April 2, 2025
Dear Fellow Shareholder:
I am pleased to invite you to the 2025 annual meeting of shareholders (the “Annual Meeting”) of Kite Realty Group Trust (“KRG”), which will be held on Friday, May 16, 2025, at 9:00 a.m. EDT at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204. At the Annual Meeting, shareholders will vote on the business items listed in the Notice of Annual Meeting of Shareholders. The Proxy Statement accompanying this letter provides further information regarding these proposals.
I sincerely hope that you will attend and participate in the Annual Meeting. Regardless of your ability to join, it is important that your shares are represented through voting. We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules instead of mailing printed copies of those materials to each shareholder. We have sent to our shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials, which are available on the Internet at www.proxyvote.com.
We encourage you to review the information contained in the Proxy Statement. After your review, we hope that you will vote in accordance with the Board of Trustees’ recommendations. Your vote is important, and we appreciate your continued support.
I hope to see you at the Annual Meeting.
Sincerely,

JOHN A. KITE
Chairman of the Board and
Chief Executive Officer

WHEN:
9:00 a.m. EDT
on Friday,
May 16, 2025
WHERE:
Conrad Indianapolis
50 West Washington Street
Indianapolis, Indiana 46204
WHO CAN VOTE:
Shareholders of record at
the close of business on
March 26, 2025, will be
entitled to notice of and to
vote at the Annual Meeting
or any adjournments or
postponements of the
meeting.
KITE REALTY GROUP TRUST
30 South Meridian Street, Suite 1100
Indianapolis, Indiana 46204
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 16, 2025
Dear Shareholder:
You are cordially invited to attend our 2025 annual meeting of shareholders (the “Annual Meeting”), which will be held as follows:
ITEMS OF BUSINESS:

•	To elect 11 trustees to serve one-year terms expiring in 2026;
•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

VOTING BY PROXY:
Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, shareholders may access our proxy statement, the proxy card and our 2024 annual report online at www.proxyvote.com.
If you received printed materials, you may vote (i) by mail by marking, signing and dating your proxy card and returning it promptly in the postage-paid envelope provided, (ii) by telephone by following the “Vote by Phone” instructions on the proxy card, or (iii) online by following the “Vote by Internet” instructions on the proxy card.
Even if you plan to attend the Annual Meeting, we urge you to vote now. If you attend the meeting, you may withdraw your proxy and vote in person if you so desire.
By Order of the Board of Trustees,

Dean J. Papadakis
Senior Vice President, Chief Legal Officer and Corporate Secretary

2025
PROXY STATEMENT
SUMMARY
ANNUAL MEETING
OF SHAREHOLDERS
DATE:
Friday, May 16, 2025
TIME:
9:00 a.m. EDT
LOCATION:
Conrad Indianapolis
50 West Washington Street
Indianapolis, Indiana 46204
RECORD DATE:
Close of business on March 26, 2025
ITEMS OF BUSINESS:
VOTE REQUIRED AND RECOMMENDATION

Proposals	Board Recommendation
PROPOSAL 1: Election of Trustees	FOR EACH NOMINEE See Page 4
PROPOSAL 2: Advisory Vote on Named Executive Officer Compensation	FOR See Page 25
PROPOSAL 3: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR See Page 52

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
OUR BOARD AT A GLANCE

JOHN A. KITE Chairman of the Board of Trustees and CEO	Age: 59
INDEPENDENT TRUSTEES DERRICK BURKS Lead Independent Trustee	Age: 68
BONNIE S. BIUMI	Age: 63
VICTOR J. COLEMAN	Age: 63
STEVEN P. GRIMES	Age: 58
CHRISTIE B. KELLY	Age: 63
PETER L. LYNCH	Age: 73
DAVID R. O’REILLY	Age: 50
BARTON R. PETERSON	Age: 66
CHARLES H. WURTZEBACH, PH.D.	Age: 76
CAROLINE L. YOUNG	Age: 60

COMPANY HIGHLIGHTS

Financial Data ($ in millions)

KITE®

Year Ended December 31	2022	2023	2024
Total Revenue	$802.0	$823.0	**$841.8**
NAREIT FFO of the Operating Partnership	$431.2	$453.3	**$463.7**
NAREIT FFO per Wtd. Avg. Diluted Common Share	$1.94	$2.03	**$2.07**
Net Debt to Adjusted EBITDA	5.2x	5.1x	**4.7x**
Cash Dividend per Common Share	$0.82	$0.96	**$1.01**
Operating Properties Leased Percentage	94.4%	93.7%	**94.2%**

EFFICIENT OPERATING PLATFORM

Retail NOI Margin

69.7%
75.1%
Peer Average 4Q'24
KRG 4Q'24

Retail Recovery Ratio[1]

75.0%
92.1%
Peer Average 4Q'24
KRG 4Q'24

Blended Cash Spreads (TTM)

11.7%
12.8%
Peer Average 4Q'24
KRG 4Q'24

G&A as a % of Total Revenue

7.5%
6.3%
Peer Average 4Q'24
KRG 4Q'24

1. "Recovery Ratios" are computed by dividing tenant reimbursements by the sum of recoverable operating expense and real estate tax expense.
2. Based on ABR. Sun Belt states include AL, AR, AZ, CA, CO, FL, GA, KY, LA, MS, NC, NM, NV, OK, SC, TN, TX, UT and VA.

Note: Peer group includes AKR, BRX, FRT, KIM, PECO, and REG. Source of all peer data is from 4Q 2024 supplemental disclosures.

KEY METRICS

80%

of ABR from assets with a grocery component

$21.15

Annualized Base Rent

KRG ALL-TIME HIGH

2020	$18.42
2021	$19.36
2022	$20.02
2023	$20.70
2024	**$21.15**

69%

Sun Belt Exposure[2]

4.7x

Net Debt / EBITDA

2020	7.0x
2021	6.0x
2022	5.2x
2023	5.1x
2024	**4.7x**

HIGH-QUALITY OPEN-AIR PORTFOLIO

179
Operating Retail Properties

28M
Owned Retail GLA (SF)

155K
Average Asset Size (SF)

4%
Seattle
6%
New York
10%
Washington, D.C. / Baltimore
3%
Raleigh / Durham
5%
Las Vegas
2%
Charlotte
4%
Atlanta
2%
Phoenix
2%
Tampa
2%
Orlando / Daytona
2%
San Antonio
4%
Houston
17%
Dallas / Fort Worth
2%
Naples
3%
Miami / Fort Lauderdale

1. Sun Belt states include AL, AR, AZ, CA, CO, FL, GA, KY, LA, MS, NC, NM, NV, OK, SC, TN, TX, UT and VA.
2. Source: US Census Bureau, Vintage 2024 Population Estimates from July 1, 2023 to July 1, 2024. Top 10 states include DC, FL, TX, UT, SC, NV, IA, NC, DE, and AZ.

ABR CONCENTRATION

69% Sun Belt Markets[1]

21% Strategic Gateway Markets (D.C., Seattle, and NYC)

65% Top 10 Population Growth States[2]

TOP 5 STATES (ABR)

Texas	27%
Florida	12%
Maryland	6%
North Carolina	6%
Virginia	5%

2024 LEASING ACTIVITY HIGHLIGHTS

Culinary Dropout, alo yoga, Arhaus, DIG, bartaco, west elm, Trader Joe's, Williams Sonoma, Kendra Scott, bluemercury, CAVA, Brilliant Earth, Starbucks, Brandy Melville, Free People, Rowan, Flower Child, Lidl, gorjana, Burlington, Sierra, HomeSense, L.L.Bean, Tommy Bahama, Tatte Bakery & Café, Van Leeuwen, Ulta Beauty, Sephora, Club Pilates, RH Restoration Hardware, Warby Parker, PGA Tour Superstore, Sixty Vines, Fount, lalaland, Southern Tide, five BELOW, Athleta, Sweet Paris Crêperie & Café, Row House, Ross Dress for Less, Publix

2025 Proxy Statement / i

PROXY STATEMENT
About the Meeting: Questions & Answers
WHY AM I RECEIVING THIS PROXY STATEMENT?
This proxy statement contains information related to the solicitation of proxies for use at our 2025 annual meeting of shareholders (the “Annual Meeting”), to be held at 9:00 a.m. EDT on Friday, May 16, 2025, at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by Kite Realty Group Trust on behalf of our Board of Trustees (the “Board”). “We,” “our,” “us,” and the “Company” refer to Kite Realty Group Trust. This proxy statement, the proxy card and our 2024 annual report to shareholders are first being mailed and made available online to shareholders beginning on or about April 2, 2025.
WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING? HOW DOES THE BOARD RECOMMEND THAT I VOTE? WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS? WHAT EFFECT WILL ABSTENTIONS AND BROKER NON-VOTES HAVE?

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
PROPOSAL 1: Election of Trustees	For, Against or Abstain on each Nominee	FOR each Nominee	Majority of votes cast	No effect	No effect
PROPOSAL 2: Advisory Vote on Named Executive Officer Compensation	For, Against or Abstain	FOR	Majority of votes cast	No effect	No effect
PROPOSAL 3: Ratification of the Appointment of KPMG LLP	For, Against or Abstain	FOR	Majority of votes cast	No effect	Brokers have discretion to vote
A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The close of business on March 26, 2025, is the record date for the Annual Meeting. Only holders of record of our common shares at the close of business on the record date are entitled to receive notice of, to attend and to vote at the Annual Meeting. Our common shares constitute the only class of securities entitled to vote at the meeting.
WHAT ARE THE VOTING RIGHTS OF SHAREHOLDERS?
Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

2025 Proxy Statement / 1

About the Meeting: Questions & Answers
WHO CAN ATTEND THE ANNUAL MEETING?
All holders of our common shares at the close of business on March 26, 2025, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to attend the Annual Meeting. If you attend the Annual Meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 26, 2025.
WHAT WILL CONSTITUTE A QUORUM AT THE ANNUAL MEETING?
The presence at the meeting, in person or by proxy, of shareholders entitled to cast a majority of the common shares outstanding on March 26, 2025, will constitute a quorum, permitting the shareholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting.
As of the March 26, 2025 record date, there were 219,812,300 common shares outstanding.
HOW DO I VOTE?
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the shareholder of record with respect to those shares and the Proxy Notice was sent directly to you. In that case, you may instruct the proxy holders named in the proxy card (the “Proxy Agents”) how to vote your common shares in one of the following ways:
•	Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have the shareholder identification number provided in the Proxy Notice.
•	Vote by telephone. You also have the option to vote by telephone by calling 1-800-690-6903.
•	Vote by mail. If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.
Proxies submitted over the internet, by telephone or by mail must be received by 11:59 p.m. EDT on Thursday, May 15, 2025.
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. You may also attend the meeting and vote in person if you bring the required proxy, as discussed below.
HOW ARE PROXY CARD VOTES COUNTED?
If your proxy card is properly completed and submitted, and not subsequently revoked, it will be voted as directed by you. If the proxy is submitted but voting instructions are not made, the persons designated as proxy holders on the proxy card will vote “FOR” the election of all nominees for our Board named in this proxy statement; “FOR” the advisory (non-binding) vote on named executive officer compensation; and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and as recommended by our Board with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in the Board’s own discretion. If the proxy is submitted and voting instructions are made for some, but not all, of the proposals, as to proposals for which instructions are given, the proxy will be voted in accordance with those instructions, and for all other proposals, the proxy will be voted as described in the prior sentence.
If your common shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the “NYSE”) (the exchange on which our common shares are traded), the brokers will vote your shares according to the specific instructions they receive from you. If a broker that holds common shares for a beneficial owner does not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may vote on the proposal only if it is considered a “routine” matter under the NYSE’s rules. On non-routine matters, brokers do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called “broker non-vote.” Pursuant to the rules of the NYSE, the election of trustees and the advisory (non-binding) vote on named executive officer compensation are “non-routine”

2 / 2025 Proxy Statement

About the Meeting: Questions & Answers
matters, and a brokerage firm may not vote without instructions from its client on these matters, resulting in a broker non-vote. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a “routine” matter under the NYSE’s rules, which means that a broker has discretionary voting authority to the extent it has not received voting instructions from its client on the matter.
IF I PLAN TO ATTEND THE ANNUAL MEETING, SHOULD I STILL VOTE BY PROXY?
Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you submit your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
WILL ANY OTHER MATTERS BE VOTED ON?
The proposals set forth in this proxy statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the proxy card, or their substitutes, to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
MAY I CHANGE OR REVOKE MY VOTE AFTER I SUBMIT MY PROXY CARD?
Yes. If your shares are registered directly, you may revoke a previously granted proxy at any time before it is exercised by (i) delivering a written notice of revocation to our Secretary at 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204, (ii) delivering a duly executed proxy bearing a later date to us, or (iii) attending the Annual Meeting and voting in person. If your common shares are held by a broker, bank or any other persons holding common shares on your behalf, you must contact that institution to revoke a previously authorized proxy.
WHO IS SOLICITING THE PROXIES AND WHO PAYS THE COSTS?
The enclosed proxy for the Annual Meeting is being solicited by the Board. Proxies also may be solicited, without additional compensation, by our trustees and officers by mail, telephone or other electronic means or in person. We have also engaged Georgeson LLC to assist us in the solicitation of proxies for the annual meeting for an estimated fee of approximately $15,000 plus expenses. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials.
You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

2025 Proxy Statement / 3

PROPOSAL 1:
Election of Trustees
Our Board is currently comprised of 11 trustees, each with terms expiring at the 2025 Annual Meeting.
The following 11 nominees, all of whom are currently serving as trustees of the Company, have been recommended by our Board for reelection to serve as trustees for one-year terms until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified.
Nominees for Election at the 2025 Annual Meeting
The nominees for election at the 2025 Annual Meeting are:

John A. Kite	Bonnie S. Biumi	Derrick Burks
Victor J. Coleman	Steven P. Grimes	Christie B. Kelly
Peter L. Lynch	David R. O’Reilly	Barton R. Peterson
Charles H. Wurtzebach	Caroline L. Young

Based on its review of the relationships between the trustee nominees and the Company, the Board has affirmatively determined that all of our trustee nominees except for John A. Kite are “independent” trustees under the rules of the NYSE.
The Board knows of no reason why any nominee would be unable to serve as a trustee. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Alternatively, the Board may, as permitted by our bylaws, decrease the size of our Board.

4 / 2025 Proxy Statement

PROPOSAL 1: Election of Trustees
The names, principal occupations and certain other information about the trustee nominees, as well as the key qualifications that led our Corporate Governance and Nominating Committee and our Board to conclude that such person is qualified to serve as a trustee, are set forth below.

Age: 59 Trustee since: 2004 Committees: None	JOHN A. KITE
Chairman of the Board of Trustees and Chief Executive Officer
Background:
Mr. Kite has served as Chairman of the Board since December 2008, as a trustee since our formation in March 2004, and as our Chief Executive Officer since our IPO in August 2004. He also served as our President from our IPO until December 2008. From 1997 to our IPO in 2004, he served as President and Chief Executive Officer of our predecessor and other affiliated companies (the “Kite Companies”). Mr. Kite is responsible for the Company’s strategic planning, operations, acquisitions and capital markets activities. Mr. Kite began his career in 1987 at Harris Trust and Savings Bank in Chicago, and he holds a B.A. in Economics from DePauw University.

Qualifications:
Mr. Kite’s long tenure as our Company’s leader provides us with stability and continuity. In particular, Mr. Kite has in-depth, long-standing knowledge of our assets, operations, markets and employees. Mr. Kite continues to provide our Board and management team with invaluable experience in managing and operating our real estate company.

Age: 68 Trustee since: 2021 Committees: Audit Committee, Compensation Committee (Chair)	DERRICK BURKS
Lead Independent Trustee
Background:
Mr. Burks joined our Board in March 2021. Mr. Burks was a partner at Ernst & Young, LLP, a public accounting firm, from June 2002 until his retirement in June 2017, and served as the managing partner of the Indianapolis office from 2004 to 2017. From 1978 to 2002, Mr. Burks was employed by Arthur Andersen LLP, a public accounting firm, where he served for three years as the managing partner of the Indianapolis office. Mr. Burks has been a director of Equity LifeStyle Properties, Inc. (NYSE: ELS), a real estate investment trust (“REIT”), since February 2021. Mr. Burks has been a director of Duke Energy Corporation (NYSE: DUK), one of America’s largest energy holding companies, since March 2022. Mr. Burks was previously a director of Vectren Corporation, a publicly traded regional energy company, from 2017 until the time of its sale in 2019 and was a member of its Audit Committee and Finance Committee. He is a former member of the American Institute of Certified Public Accountants and the Indiana CPA Society and a former Commissioner of the Indiana State Board of Accountancy. Mr. Burks has been a member of the Board of Directors of the Indiana University Foundation since 2019 and a member of the Board of Directors of Heart Change Ministries, Inc. since 2018. He is actively involved in civic and community activities working with various agencies, including Indiana University’s Kelley School of Business Dean’s Advisory Council. Mr. Burks received a B.S. in Accounting from Indiana University.

Qualifications:
Throughout his career, Mr. Burks has served companies in various industries, including energy, manufacturing, mass merchandising, and logistics with a focus for more than 25 years in real estate and REITs. Mr. Burks’s business experience, spanning small businesses, large international corporations and public companies, and his extensive merger and acquisition, capital markets, enterprise risk and SEC expertise, particularly in the REIT space, brings valuable insight to our Board.

2025 Proxy Statement / 5

PROPOSAL 1: Election of Trustees

Age: 63 Trustee since: 2021 Committees: Audit Committee	BONNIE S. BIUMI
Independent Trustee
Background:
Ms. Biumi joined our Board in October 2021, following our merger with Retail Properties of America, Inc. (“RPAI”). Ms. Biumi served as one of RPAI’s directors from 2015 until the merger. Ms. Biumi has over 40 years of experience, including in public accounting roles, as a Chief Financial Officer, and in other senior-level financial positions at both public and private companies. Most recently, Ms. Biumi served as President and Chief Financial Officer of Kerzner International Resorts, Inc., a developer, owner and operator of destination resorts, casinos and luxury hotels, from 2007 to 2012. Ms. Biumi previously held senior-level financial positions at NCL Corporation, Ltd. (NYSE: NCLH), Royal Caribbean Cruises, Ltd. (NYSE: RCL), Neff Corporation (now United Rentals, Inc.), Peoples Telephone Company, Inc. and Price Waterhouse. Ms. Biumi is a member of the Board of Directors of Caesars Entertainment, Inc. (NASDAQ: CZR) and serves on its Audit Committee. In addition, she serves on the Board of Directors and is the chair of the Audit Committee for MarineMax (NYSE: HZO) as well as the chair of the Audit Committees for Virgin Cruises Limited and Virgin Cruises Intermediate Limited, both privately owned companies. Previously, from 2012 to 2017, Ms. Biumi served on the Board of Directors of Isle of Capri Casinos, Inc., and from 2013 to 2015, she served on the Board of Directors of Home Properties, Inc. Ms. Biumi received a B.S. in Accounting from the University of Florida and is a certified public accountant.

Qualifications:
Ms. Biumi’s financial experience, including her service as Chief Financial Officer and in other senior-level financial positions of both public and private companies, and experience as a certified public accountant, brings financial expertise to the Board.

Age: 63 Trustee since: 2012 Committees: Compensation Committee	VICTOR J. COLEMAN
Independent Trustee
Background:
Mr. Coleman joined our Board in November 2012. Mr. Coleman has served as Chief Executive Officer for Hudson Pacific Properties, Inc. (NYSE: HPP) and Chairman of the Board of Directors since its IPO in 2010. Prior to his current roles, Mr. Coleman founded and served as Managing Partner of Hudson Pacific’s predecessor company, Hudson Capital. Mr. Coleman serves on the boards of Ronald Reagan UCLA Medical Center, Fisher Center for Real Estate & Urban Economics, Young Presidents’ Organization Gold Los Angeles, Los Angeles Sports & Entertainment Commission, as well as its philanthropic initiative, ChampionLA, and is a member of NAREIT's Advisory Board of Governors. He is also a former board member for several other public companies, including Douglas Emmett, Inc. Mr. Coleman received the City of Hope’s Spirit of Life Award from the Los Angeles Real Estate & Construction Industries Council, the Real Star of Hollywood Award from the Friends of the Hollywood Central Park, and was recognized as a Treasure of Los Angeles by Central City Association. He is an investor in the NHL team, Vegas Golden Knights. He holds an MBA from Golden Gate University and a B.A. in History from the University of California, Berkeley.

Qualifications:
Mr. Coleman brings critical real estate investment industry expertise to our Company. He also has keen insight into the investment community as the Chairman and Chief Executive Officer of a publicly listed REIT.

6 / 2025 Proxy Statement

PROPOSAL 1: Election of Trustees

Age: 58 Trustee since: 2021 Committees: Audit Committee	STEVEN P. GRIMES
Independent Trustee
Background:
Mr. Grimes joined our Board in October 2021, following our merger with RPAI. Mr. Grimes served as RPAI’s Chief Executive Officer from 2009 until the merger, and as one of its directors since 2011. Previously, Mr. Grimes was President of RPAI from October 2009 to May 2018; Chief Financial Officer of RPAI from November 2007 to December 2011; Chief Operating Officer of RPAI from November 2007 to October 2009, and Treasurer of RPAI from October 2008 to December 2011. From February 2004 to November 2007, Mr. Grimes served as Principal Financial Officer and Treasurer and Chief Financial Officer of Inland Western Retail Real Estate Advisory Services, Inc., RPAI’s former business manager/ advisor. Previously, Mr. Grimes served as a Director with Cohen Financial, a mortgage brokerage firm, and as a senior manager with Deloitte & Touche LLP in their Chicago-based real estate practice where he was a national deputy real estate industry leader. Mr. Grimes is an active member of various real estate trade associations, including the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers, and The Real Estate Roundtable. Mr. Grimes received a B.S. in Accounting from Indiana University.

Qualifications:
Mr. Grimes’s experience as Chief Executive Officer of RPAI prior to its merger with the Company allows him to bring valuable knowledge of RPAI’s portfolio and strategies to the Board.

Age: 63 Trustee since: 2013 Committees: Audit Committee, Corporate Governance and Nominating Committee	CHRISTIE B. KELLY
Independent Trustee
Background:
Ms. Kelly joined our Board in May 2013. Ms. Kelly most recently served as the Executive Vice President, Chief Financial Officer and Treasurer of Realty Income Corporation (NYSE: O), a publicly traded triple-net lease REIT, from January 2021 until retiring in December 2023. Previously, Ms. Kelly served as the Global Chief Financial Officer of Jones Lang LaSalle Incorporated (NYSE: JLL), a publicly traded financial and professional services firm specializing in real estate. Ms. Kelly worked at Jones Lang LaSalle from July 2013 to September 2018, bringing with her 25 years of experience in financial management, mergers and acquisitions, information technology, and investment banking. From 2009 to 2013, Ms. Kelly was the Executive Vice President and Chief Financial Officer of Duke Realty Corporation (NYSE: DRE), a publicly traded REIT. Prior to that, she was a Senior Vice President, Global Real Estate, with Lehman Brothers where she led real estate equity syndication in the United States and Canada. Ms. Kelly spent most of her early career at General Electric, holding a variety of domestic and global leadership roles for GE Real Estate, GE Capital, GE Corporate Audit, and GE Medical Systems. Ms. Kelly serves on the Board of Directors for Park Hotels & Resorts Inc. (NYSE: PK), a publicly traded lodging REIT, and served on the board of Realty Income Corporation from November 2019 until January 2021. Ms. Kelly also serves on the board of Gilbane Inc., a privately held global building and development services company. Ms. Kelly received a B.A. in Economics from Bucknell University, where she currently serves as an advisory Board trustee focused upon developing Real Estate as a cross-disciplinary minor.

Qualifications:
Ms. Kelly’s significant real estate and financial experience provides our Board with a strong level of knowledge and expertise regarding real estate companies. Her career as a real estate investment executive enriches our corporate diversity and industry expertise. In particular, Ms. Kelly has first-hand and extensive experience in the development and operation of real estate assets through her roles with Realty Income, JLL, General Electric, Lehman Brothers, and Duke Realty. Additionally, Ms. Kelly’s previous service as Chief Financial Officer at three publicly traded companies provides a valuable operational and financial accounting perspective to our Board.

2025 Proxy Statement / 7

PROPOSAL 1: Election of Trustees

Age: 73 Trustee since: 2021 Committees: Corporate Governance and Nominating Committee	PETER L. LYNCH
Independent Trustee
Background:
Mr. Lynch joined our Board in October 2021, following our merger with RPAI. Mr. Lynch served as one of RPAI’s directors from 2014 until the merger. Mr. Lynch served as Chairman of the Board of Directors, President and Chief Executive Officer, from 2006 to March 2012, and Chief Executive Officer, from 2004 to 2006, of Winn-Dixie Stores, Inc., a supermarket chain operating approximately 485 combination food and drug stores throughout the southern United States and a Nasdaq-listed company prior to its merger with BI-LO, LLC in December 2011. From 1998 through 2003, Mr. Lynch held various positions of increasing responsibility, including President and Chief Operating Officer and Executive Vice President-Operations, with Albertson’s, Inc., a national retail food and drug chain comprised of 2,500 stores operating under the Albertson’s, Jewel/Osco, ACME, Sav-on and Osco names. Mr. Lynch also held executive positions with Jewel/Osco, including President of the ACME division and Senior Vice President of Store Operations. Mr. Lynch began his career with Star Markets Company, a regional retailer, serving as Vice President of Operations and Vice President of Human Resources before being named its President. Mr. Lynch serves on the Board of Directors of Alcanna Inc. (formerly Liquor Stores N.A. Ltd.) (TSX: CLIQ). Mr. Lynch also serves on the board of Sid Wainer & Son, a privately held company located in New Bedford, Massachusetts. Mr. Lynch is a member of the Board of Trustees of Nichols College and is a Trustee of the Willowbend Country Club. Mr. Lynch received a B.S. in Finance from Nichols College.

Qualifications:
Mr. Lynch’s leadership experience, including his service as President and Chief Executive Officer of a retail grocer and Nasdaq-listed company, and his knowledge of financial management, strategic business planning, mergers and acquisitions and of both retail and non-retail operations allows Mr. Lynch to provide valuable insight in each of these areas.

Age: 50 Trustee since: 2013 Committees: Audit Committee, Compensation Committee	DAVID R. O’REILLY
Independent Trustee
Background:
Mr. O’Reilly joined our Board in August 2013. Mr. O’Reilly has served as the Chief Executive Officer and a Director of Howard Hughes Holdings Inc. (“HHH”) since December 2020, where he is responsible for driving sustainable growth of the company’s assets and unlocking meaningful long-term value across the company’s portfolio. He previously served as HHH’s President and as its Chief Financial Officer, the role in which he joined HHH in 2016. Prior to joining HHH, Mr. O’Reilly served as Executive Vice President, Chief Investment Officer of Parkway Properties, Inc., a publicly traded office REIT (NYSE: PKY) from November 2011 to October 2014, and as Chief Financial Officer from August 2012 to October 2016. He also served as Parkway’s Interim Chief Financial Officer from May 2012 to August 2012. Previously, Mr. O’Reilly served as Executive Vice President of Banyan Street Capital and as Director of Capital Markets for Eola Capital LLC. He also served in the investment banking industry as Senior Vice President of Barclays Capital Inc. and in a similar capacity for Lehman Brothers. During his career, Mr. O’Reilly has been involved in a broad range of financial advisory and merger and acquisition activities, including leveraged buyouts, IPOs and single asset and pooled CMBS transactions. Mr. O’Reilly graduated from Tufts University with a B.S. in Civil Engineering and received his MBA from Columbia University.

Qualifications:
Mr. O’Reilly’s significant experience in commercial real estate investment and finance and his experience as a Chief Executive Officer, Chief Investment Officer and Chief Financial Officer of publicly traded companies allows him to make valuable contributions to the Company and the Board in these areas.

8 / 2025 Proxy Statement

PROPOSAL 1: Election of Trustees

Age: 66 Trustee since: 2013 Committees: Corporate Governance and Nominating Committee	BARTON R. PETERSON
Independent Trustee
Background:
Mr. Peterson joined our Board in November 2013. From January 2019 until his retirement in August 2024, Mr. Peterson served as President and Chief Executive Officer of Christel House International, a non-profit organization dedicated to transforming the lives of impoverished children around the world through K-12 education and college and career support. Previously, Mr. Peterson served as Senior Vice President of Corporate Affairs and Communications and as a member of the Executive Committee at Eli Lilly and Company from 2009 to 2017. Prior to joining Eli Lilly, Mr. Peterson was Managing Director at Strategic Capital Partners, LLC from June 2008 to June 2009. During spring 2008, Mr. Peterson was a fellow with the Institute of Politics of Harvard University’s Kennedy School of Government. During the 2008-2009 academic year, Mr. Peterson was a Distinguished Visiting Professor of Public Policy at Ball State University. From 2000 to 2007, Mr. Peterson served two terms as Mayor of Indianapolis, Indiana. Mr. Peterson also served as President of the National League of Cities in 2007. Mr. Peterson received a B.A. in Political Science from Purdue University and a J.D. from the University of Michigan.

Qualifications:
Mr. Peterson’s experience in corporate affairs and communications at a large publicly traded company and his significant background and stature as a business and civic leader strengthen our Board and contribute unique experience in public outreach and governance that is invaluable to our Company.

Age: 76 Trustee since: 2014 Committees: Audit Committee (Chair)	CHARLES H. WURTZEBACH, PH.D.
Independent Trustee
Background:
Dr. Wurtzebach joined our Board in July 2014. Dr. Wurtzebach served as the Douglas and Cynthia Crocker Endowed Director of The Real Estate Center at DePaul University in Chicago, Illinois, from 2015 to 2022. In recognition of his contributions, he was named Professor Emeritus in 2022. Dr. Wurtzebach joined the faculty at DePaul University in January 2009. From 1999 to November 2008, Dr. Wurtzebach served as Managing Director and Property Chief Investment Officer of Henderson Global Investors (North America) Inc., where he was responsible for the strategic portfolio planning and the overall management of Henderson’s North American business. Dr. Wurtzebach was President and Chief Executive Officer of Heitman Capital Management from June 1994 to May 1998 and President of JMB Institutional Realty from June 1991 to June 1994. In addition, Dr. Wurtzebach was the Director of the Real Estate and Urban Land Economics program within the Graduate School of Business at the University of Texas at Austin from 1974 to 1986. Dr. Wurtzebach currently serves as an independent director of the board of directors of RREEF Property Trust, Inc., where he also serves as the Chairman of the Audit Committee. He also served as an independent director of Inland Diversified Real Estate Trust, Inc., a publicly registered, non-traded REIT, from 2009 until 2014 and as Chairman of the Audit Committee. Dr. Wurtzebach has co-authored or co-edited several books, including Modern Real Estate, co-authored with Mike Miles, and Managing Real Estate Portfolios, co-edited with Susan Hudson-Wilson, and numerous academic and professional articles. A frequently featured speaker at professional and academic gatherings, Dr. Wurtzebach was the 1994 recipient of the prestigious Graaskamp Award for Research Excellence presented by the Pension Real Estate Association and is a member of the American Real Estate Society and a past president and director of the Real Estate Research Institute. Dr. Wurtzebach obtained his B.S. in Finance from DePaul University, an MBA from Northern Illinois University and a Ph.D. in Finance from the University of Illinois at Urbana-Champaign.

Qualifications:
Dr. Wurtzebach brings a variety of valuable perspectives to our Board through his academic experience as a real estate professor, industry experience as an executive for investment management companies and his board experience with a public non-listed REIT.

2025 Proxy Statement / 9

PROPOSAL 1: Election of Trustees

Age: 60 Trustee since: 2020 Committees: Corporate Governance and Nominating Committee (Chair)	CAROLINE L. YOUNG
Independent Trustee
Background:
Ms. Young joined our Board in May 2020. Ms. Young has served as the Founder and Chief Executive Officer of Craftsbury Consulting, LLC since August 2020, which provides exit facilitation work for business owners and private equity firms, as well as one-on-one coaching, workshops and retreats focused on helping women excel in their career paths. Previously, Ms. Young was a partner at Hammond, Kennedy, Whitney & Company, Inc. (“HKW”), a private equity firm focused on middle-market investments. For most of Ms. Young’s tenure at HKW, she was in charge of all HKW divestitures, working with HKW’s portfolio companies on strategic initiatives during the hold period and then shepherded those companies through the sale process. In addition, Ms. Young served on the board of directors at numerous HKW portfolio companies including Indigo Wild, LLC, a bath, skin, home and cleaning products company; Partners In Leadership LLC, a provider of accountability and cultural improvement training and consulting; Royal Camp Services, LTD, a remote workforce accommodations and catering business; and Brant InStore Corporation, a full-service printing company focused on point-of-sale marketing solutions. In addition, Ms. Young lead HKW’s environmental, social, and governance (“ESG”) initiative for 18 months, collaborating with the sourcing, transactions and operations teams to focus on ESG aspects of companies during the acquisition process as well as during HKW’s hold period. Prior to joining HKW in 2001, Ms. Young practiced law at the Indianapolis law firm of Wooden & McLaughlin, LLP, representing corporate defendants in complex commercial litigation, product liability and professional malpractice cases. Ms. Young currently serves on the board of Providence Cristo Rey High School, a college preparatory school offering a transformational educational experience to students with economic need. Ms. Young earned a B.S. from the University of Vermont, graduating summa cum laude and a J.D. from the University of Virginia School of Law.

Qualifications:
Ms. Young’s significant business and board experiences, including financial, legal and operational knowledge and expertise, provide valuable contributions to the Company and the Board.

10 / 2025 Proxy Statement

PROPOSAL 1: Election of Trustees
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the matter is necessary for the election of a trustee. For purposes of the election of trustees, a majority of the votes cast means that the number of votes cast “for” a trustee’s election exceeds the number of votes cast “against” that trustee’s election. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and thus will have no effect on the result of the vote. There is no cumulative voting with respect to the election of trustees.
Pursuant to our corporate governance guidelines, if an incumbent trustee fails to receive a majority of the votes cast in an uncontested election, the trustee will promptly offer to tender his or her resignation as a trustee, subject to acceptance by the Board. The Corporate Governance and Nominating Committee must make a recommendation to the Board as to whether to accept or reject such offer to resign or whether other action should be taken with respect to such offer to resign. The Board must publicly disclose within 90 days of certification of the shareholder vote its decision and rationale regarding whether to accept, reject or take other action with respect to such resignation offer. If any trustee’s offer to resign is not accepted by the Board, such trustee will continue until his or her successor is elected and qualifies or his or her earlier resignation or removal. If any trustee’s offer to resign is accepted by the Board, then such trustee will thereupon cease to be a trustee of the Company, and the Board, in its sole discretion, may fill the resulting vacancy or may decrease the size of the Board pursuant to the Company’s bylaws.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

2025 Proxy Statement / 11

PROPOSAL 1: Election of Trustees
Trustee Selection Process
QUALIFICATIONS
The Board has adopted a policy for considering potential trustee candidates to further the Corporate Governance and Nominating Committee’s goal of ensuring that our Board consists of a diversified group of qualified individuals who function effectively as a group. The policy provides that qualifications and credentials for consideration as a trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for trustee must possess:
•	a high degree of integrity;
•	an ability to exercise sound judgment;
•	an ability to make independent analytical inquiries;
•	a willingness and ability to devote adequate time and resources to diligently perform Board duties; and
•	a reputation, both personal and professional, consistent with the image and reputation of the Company.
As noted in our corporate governance guidelines, the Board also recognizes that it is important that each Trustee has the requisite time to devote to the oversight of the Company’s business. Our corporate governance guidelines therefore provide that our trustees should not currently serve on more than three other public company boards, and members of our Audit Committee should not serve on more than two other public company audit committees.
In addition to the aforementioned minimum qualifications, the Corporate Governance and Nominating Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:
•	whether the person possesses specific expertise in the real estate industry and familiarity with general issues affecting the Company’s business;
•
whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”);

•	whether the person would qualify as an “independent” trustee under the NYSE’s listing standards and our corporate governance guidelines;
•	whether the person has experience serving on boards, particularly public company boards;
•	each person’s prior service on and contributions to the Board, including consideration of each person’s public company leadership positions and other outside commitments;
•	the importance of continuity of the existing composition of the Board; and
•	the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.
IDENTIFICATION AND EVALUATION PROCESS
The Corporate Governance and Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board, and (c) shareholders of the Company. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm or pay a fee to any third party to locate qualified trustee candidates.
As part of the identification process, the Corporate Governance and Nominating Committee will evaluate the skills, expertise and diversity possessed by the current Board and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Corporate Governance and Nominating Committee may consult with other members of the Board in connection with the identification process. The Corporate Governance and Nominating Committee appreciates the focus that many investors place on the diversity characteristics of public-company board members, and the committee is actively taking this focus into account as it considers Board nominations and succession planning. Three current members of the Board are female, one current member of the Board is racially diverse, and each of them are nominated for reelection. Over 36% of our Board is currently gender or racially diverse.

12 / 2025 Proxy Statement

PROPOSAL 1: Election of Trustees
The Corporate Governance and Nominating Committee also will consider the number of trustees expected to be elected at the next annual meeting and whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Corporate Governance and Nominating Committee then evaluates each candidate in light of his or her qualifications and credentials and any additional factors that the Corporate Governance and Nominating Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending trustee candidates. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, in accordance with the procedures set forth in our bylaws.
After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee will recommend to the Board the nomination of a number of candidates equal to the number of trustee vacancies that will exist at the annual meeting of shareholders. The Board will then select the trustee nominees for shareholders to consider and vote upon at the annual meeting.
SHAREHOLDER NOMINATIONS
For nominations of trustees for election to the Board by a shareholder, the shareholder must comply with the advance notice provisions and other requirements set forth in Article II, Section 13 of our bylaws. These notice provisions require that the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to our Secretary at our principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. In the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, to be timely, notice by the shareholder must be delivered not less than 90 days nor more than 120 days prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by us. The notice must set forth as to each recommended candidate all information required under our bylaws, including the recommended candidate’s written consent to being named in the Company’s proxy statement as a nominee and to serving as a trustee if elected.
INDEPENDENCE OF TRUSTEES
NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent trustees. Under the NYSE listing standards, no trustee of a company qualifies as “independent” unless the board of trustees of the company affirmatively determines that the trustee has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following restrictions upon a listed company’s trustee independence:
•	a trustee who is an employee or whose immediate family member is an executive officer of the listed company is not independent until three years after the end of such employment relationship;
•
a trustee who has received or has an immediate family member who has received during any 12-month period within the last three years more than $120,000 in direct compensation from the listed company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

•
a trustee who is or whose immediate family member is a current partner of a firm that is the company’s internal or external auditor is not independent; a trustee who is a current employee of such a firm is not independent; a trustee who has an immediate family member who is a current employee of such a firm and who personally works on the listed company’s audit is not independent; and a trustee who was or whose immediate family member was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the listed company’s audit within that time is not independent;

•
a trustee who is employed or whose immediate family member is employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serve or served on the other company’s compensation committee is not independent until three years after the end of such service or the employment relationship; and

•
a trustee who is an employee or whose immediate family member is an executive officer of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent.

2025 Proxy Statement / 13

PROPOSAL 1: Election of Trustees
Our Board has evaluated the status of each trustee and has affirmatively determined, after considering all facts and circumstances, that each of our trustee nominees other than John A. Kite is “independent” as defined in the NYSE’s listing standards. Mr. William E. Bindley’s and Mr. Gerald M. Gorski’s terms as trustees expired at the annual meeting on May 29, 2024. Mr. Bindley and Mr. Gorski were previously determined to be independent during their periods of service on the Board in 2024. Mr. Kite is not independent because he is an employee of the Company. In determining Mr. Grimes’s independence, the Board considered relevant NYSE guidance and the fact that while Mr. Grimes served as the chief executive officer of RPAI prior to its merger with the Company, his employment relationship terminated upon the closing of the merger between the Company and RPAI.
In making its independence determinations with respect to each trustee, the Board considered, among other things, relationships between the Company and its trustees and their immediate family members, as well as relationships among trustees and their immediate family members.
Trustee Compensation
Under our trustee compensation program, for the period of service between the 2024 annual meeting and the 2025 annual meeting, each non-employee trustee received the annual compensation described below, paid in quarterly installments, for his or her service as a trustee of the Company (prorated for partial-year terms, as applicable).
Following the advice from the independent compensation consultant and the recommendations of the Compensation Committee, the Board approved the following trustee compensation for the 2024-2025 year of service:

2024-2025
Retainer (Cash)	$85,000
Equity (Common Shares)	$130,000
Committee Member (Cash)	Audit Committee: $12,500 Compensation Committee: $10,000 Corporate Governance and Nominating Committee: $10,000
Committee Chair (Cash)	Audit Committee: $25,000 Compensation Committee: $20,000 Corporate Governance and Nominating Committee: $20,000
Lead Independent Trustee (Cash)	$35,000

Trustee compensation is reviewed periodically (generally every two to three years) to ensure market competitiveness.
At the trustee’s election, the cash retainer may be paid in deferred share units (described below) that are fully vested on the date of grant. The common share grants are subject to a one-year vesting period. In addition, each of our trustees received, and new trustees will receive, upon initial election to our Board, 750 restricted common shares that vest one year from the date of grant.
TRUSTEE DEFERRED COMPENSATION PLAN
The Company maintains a Trustee Deferred Compensation Plan (the “Trustee Plan”), which provides a deferred compensation arrangement for non-employee trustees of the Company. Under the Trustee Plan, each non-employee trustee may elect to defer eligible fee and retainer compensation until such time as the trustee’s service on the Board is completed. Compensation that is deferred vests immediately and is credited as a number of deferred share units (“share units”) to an individual account for each trustee. A share unit represents an unfunded right to receive one of the Company’s common shares at a future date. Share units are credited with dividend equivalents to the extent dividends are paid on the Company’s common shares.

14 / 2025 Proxy Statement

PROPOSAL 1: Election of Trustees
STOCK OWNERSHIP REQUIREMENTS

To ensure that all non-employee trustees hold meaningful equity ownership positions in the Company, our Board has established guidelines for non-employee trustees regarding ownership of our common shares or units of limited partnership interest of Kite Realty Group, L.P. (our “Operating Partnership”). According to the guidelines in effect for the 2024-2025 service year, each non-employee trustee was required to own common shares and/or units in an amount equal to at least five times the annual cash retainer paid to the trustees, to be achieved within five years of joining the Board.
TRUSTEES MUST OWN STOCK EQUAL TO 5X ANNUAL CASH RETAINER

CONTINUING EDUCATION
In addition, in connection with the Company’s ongoing goal of improving all aspects of its corporate governance, the Company adopted a policy to reimburse each trustee up to $2,500 per year for costs and expenses incurred by such trustee to join organizations and/or attend or participate in events or programs related to best practices regarding corporate governance.
Trustee Compensation Table
The following table provides information on the compensation of our non-employee trustees for the fiscal year ended December 31, 2024. Mr. Kite did not receive compensation for his service as a trustee of the Company for 2024 and will not receive compensation for his service as a trustee of the Company in 2025. For information related to his compensation, please refer to the “Summary Compensation Table” included later in this document.

Name	Fees Paid in Cash	Common Share and Unit Awards(1)	Total
William E. Bindley(2)	$58,333	—	$58,333
Bonnie S. Biumi	$97,500	$130,020	$227,520
Derrick Burks	$132,917	$130,020	$262,937
Victor J. Coleman	$47,543	$177,477(3)	$225,020
Gerald M. Gorski(4)	$39,583	—	$39,583
Steven P. Grimes	$97,500	$130,020	$227,520
Christie B. Kelly	$97,500	$130,020	$227,520
Peter L. Lynch	$95,000	$130,020	$225,020
David R. O’Reilly	$107,500	$130,020	$237,520
Barton R. Peterson	$95,000	$130,020	$225,020
Charles H. Wurtzebach	$110,000	$130,020	$240,020
Caroline L. Young	$105,000	$130,020	$235,020

(1)
The amounts disclosed in the “Common Share and Unit Awards” column reflect the aggregate grant date fair value of equity awards granted pursuant to the Amended and Restated 2013 Equity Incentive Plan. For the annual equity grant on May 30, 2024, the number of common share awards granted was determined based on the closing price of the Company’s common stock on May 29, 2024, but the amount reflected in this column reflects the grant date fair value of such awards.

(2)
Mr. Bindley did not stand for re-election at the 2024 annual meeting of shareholders. The compensation received by Mr. Bindley is for his service as a trustee from January 1, 2024 until the 2024 annual meeting held on May 29, 2024.

(3)
In addition to the annual equity grant of 6,233 shares with a grant date fair value of $130,020, Mr. Coleman has elected to participate in the Trustee Plan, and in addition to the current receipt of $47,543 as shown and reflected in the “Fees Paid in Cash” column, he received 2,043 deferred share units (519 deferred share units with a grant date fair value of $11,864; 547 deferred share units with a grant date fair value of $11,859; 530 deferred share units with a grant date fair value of $11,862; and 447 deferred share units with a grant date fair value of $11,872).

(4)
Mr. Gorski did not stand for re-election at the 2024 annual meeting of shareholders. The compensation received by Mr. Gorski is for his service as a trustee from January 1, 2024 until the 2024 annual meeting held on May 29, 2024.

2025 Proxy Statement / 15

PROPOSAL 1: Election of Trustees
OUTSTANDING TRUSTEE EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2024
The following table provides information on the aggregate number of unvested share awards outstanding as of the fiscal year ended December 31, 2024, for each of the trustees included in the above Trustee Compensation Table.

Name	Unvested Restricted Common Share Awards Outstanding as of December 31, 2024 (#)
William E. Bindley	—
Bonnie S. Biumi	6,233
Derrick Burks	6,233
Victor J. Coleman	6,233
Gerald M. Gorski	—
Steven P. Grimes	6,233
Christie B. Kelly	6,233
Peter L. Lynch	6,233
David R. O’Reilly	6,233
Barton R. Peterson	6,233
Charles H. Wurtzebach	6,233
Caroline L. Young	6,233

16 / 2025 Proxy Statement

Corporate Governance and Board Matters
The business and affairs of the Company are managed under the direction of our Board, and the Company conducts its business through meetings of the Board and its Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.
Our corporate governance structure closely aligns our interests with those of our shareholders. Notable features include:

What we do	91% Independent Trustees. Ten of our current trustees are “independent” as defined by the NYSE.
Entirely Independent Committees. All members of our Audit, Compensation and Corporate Governance and Nominating Committees are independent.
Lead Independent Trustee. Lead Independent Trustee strengthens the role of our independent trustees and encourages independent Board leadership.
Majority Voting for Trustees. Trustees must be elected by a majority of votes cast in uncontested elections.
Share Ownership Guidelines. Guidelines require our CEO and other named executive officers to own equity with an aggregate value of 10x and 3x or 2x base salary, respectively. All non-employee trustees must own equity with an aggregate value of 5x their annual retainer within five years of their appointment to the Board.

Anti-Hedging Policy. Our anti-hedging policy prohibits our trustees, executives, and employees from engaging in transactions designed to hedge against losses from their share ownership.
ESG Task Force. A task force, led by our Chairman and Chief Executive Officer, reviews ESG issues that are important to investors and regularly reports to the Board on the Company’s ESG efforts. In June 2024, we published our annual Corporate Responsibility Report.

Shareholders’ Power to Amend Bylaws. The Company’s Declaration of Trust empowers shareholders to amend the Company’s Bylaws.

What we don’t do	No Classified Board. Our trustees are elected annually for a one-year term.
No Significant Related Party Transactions. We do not currently have any significant related party transactions, and we have robust related party transaction review and approval procedures.
Opted Out of Maryland Anti-Takeover Statutes. We opted out of the Maryland Business Combination Statute and the Maryland Control Share Acquisition Statute.
No Poison Pill. The Company does not have a “poison pill” or shareholder rights plan.

2025 Proxy Statement / 17

Corporate Governance and Board Matters
Board Leadership Structure
CHAIRMAN
Mr. Kite has served as Chairman of the Board since December 2008 and as our Chief Executive Officer and member of the Board since our IPO in 2004. Mr. Kite also served as our President from our IPO to December 2008.
Periodically, the Corporate Governance and Nominating Committee considers whether the combined role of chairman and chief executive officer continues to be appropriate for our Company. The Corporate Governance and Nominating Committee, with the consensus of the other independent trustees, has concluded that Mr. Kite’s extended tenure with our Company provides stable leadership that is beneficial to us and our shareholders. In particular, the Board recognizes that, given Mr. Kite’s familiarity with our real estate properties and day-to-day operations and his long-standing experience with our Company, it is valuable to have him lead our Board discussions.
LEAD INDEPENDENT TRUSTEE
To strengthen the role of our independent trustees and encourage independent Board leadership, our Board established the position of lead independent trustee in connection with our IPO in August 2004. Our lead independent trustee is selected on an annual basis by the Board from among the independent trustees. Mr. Derrick Burks currently serves as our lead independent trustee and has served in that capacity since 2024. The role of the lead independent trustee, among other things, is to serve as a liaison (i) between the Board and management, including the Chief Executive Officer, (ii) among the independent trustees, and (iii) between interested third parties and the Board. In addition, our lead independent trustee meets several times a year with Mr. Kite, our Chairman and Chief Executive Officer.
The Board believes that our lead independent trustee is effective in mitigating any potential conflict of interest that might arise from the combined Chairman/Chief Executive Officer position. In particular, the Board recognizes that the lead independent trustee is actively engaged in setting Board agendas, meets regularly with our Chief Executive Officer to stay apprised of the important aspects of our business, and presides over executive sessions of the non-management trustees at least once each quarter.
EXECUTIVE SESSIONS OF NON-MANAGEMENT TRUSTEES
Pursuant to our corporate governance guidelines and the NYSE listing standards, to promote open discussion among non- management trustees, our Board devotes a portion of each regularly scheduled Board meeting to executive sessions without management participation. The lead independent trustee presides at these sessions. In addition, our corporate governance guidelines provide that if the group of non-management trustees includes trustees who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent trustees.
BOARD AND COMMITTEE MEETINGS
During 2024, the Board met four times. Each trustee attended at least 75% of the meetings of the Board and applicable committees on which he or she served during his or her period of service. Trustees are expected to attend, in person, by telephone, or by videoconference, all Board meetings and meetings of committees on which they serve. In addition, pursuant to our corporate governance guidelines, trustees are expected to attend the Company’s annual meeting of shareholders. Last year, all of our trustees attended the annual meeting of shareholders.

18 / 2025 Proxy Statement

Corporate Governance and Board Matters
Board Committees
The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. All members of the committees described below are “independent” of the Company as that term is defined in the NYSE’s listing standards. The current membership of our committees is reflected below.
AUDIT COMMITTEE

Members: Dr. Wurtzebach (Chair) Ms. Biumi Mr. Burks Mr. Grimes Ms. Kelly Mr. O’Reilly	Responsibilities:

The principal purpose of the Audit Committee is to assist the Board in the oversight and monitoring of:
•
the integrity of our financial statements;
•
our compliance with legal and regulatory requirements;
•
the qualifications, independence, and performance of our independent auditors;
•
audits and other services performed by our independent auditors;
•
our financial statements, any significant financial reporting issues and any major issues as to the adequacy of internal controls;
•
the performance of our internal audit function;
•
risk assessment, risk management and risk mitigation policies and programs, including matters relating to privacy and cybersecurity; and
•
the preparation and submission of an Audit Committee Report for inclusion in the Company’s proxy statement and/or annual report on Form 10-K.

Independence:

Our Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy, and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Exchange Act, and the applicable rules and regulations of the SEC, all as in effect from time to time. All of the members of the Audit Committee meet the foregoing requirements. The Board has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined by the rules and regulations of the SEC.

Meetings:
The Audit Committee met four times in 2024. The Audit Committee Chair also met separately with our internal auditing personnel four times in 2024.

2025 Proxy Statement / 19

Corporate Governance and Board Matters
COMPENSATION COMMITTEE

Members: Mr. Burks (Chair) Mr. Coleman Mr. O’Reilly	Responsibilities:

The principal responsibilities of the Compensation Committee are to:
•
establish and approve the compensation of our Chief Executive Officer and evaluate his performance in light of the Company’s goals and objectives;
•
determine and approve the compensation of the other executive officers;
•
recommend to the Board the compensation of trustees;
•
provide a description of the processes for the determination of executive and trustee compensation for inclusion in the proxy statement;
•
oversee and assist the Company in preparing the Compensation Discussion and Analysis for inclusion in the proxy statement; and
•
prepare and submit a Compensation Committee Report for inclusion in the Company’s proxy statement.

Independence:
All of the members of our Compensation Committee are independent in accordance with the NYSE’s listing standards, our corporate governance guidelines and the Compensation Committee charter.
Meetings:
The Compensation Committee met five times in 2024.

At the beginning of each year, the Compensation Committee evaluates the components of each executive officer’s total compensation. The Chief Executive Officer may make compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. The Compensation Committee may accept or reject such recommendations and makes the sole determination of the compensation for the Chief Executive Officer.
The Compensation Committee engages, from time to time, the services of an independent compensation consultant or other advisor to the Compensation Committee in comprehensively reviewing the Company’s compensation policies for its named executive officers, to advise the Compensation Committee, and to provide recommendations regarding various compensation decisions to be made by the Compensation Committee. The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant or other advisor retained by the Compensation Committee.

20 / 2025 Proxy Statement

Corporate Governance and Board Matters
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members: Ms. Young (Chair) Ms. Kelly Mr. Lynch Mr. Peterson	Responsibilities:

The principal responsibilities of the Corporate Governance and Nominating Committee are to:
•
identify individuals who are qualified to serve as trustees;
•
recommend such individuals to the Board, either to fill vacancies that occur on the Board from time to time or in connection with the selection of trustee nominees for each annual meeting of shareholders;
•
periodically assess and advise the Board with respect to Board and committee structure, size and composition to ensure the Board and its committees can effectively carry out their obligations;
•
review the CEO succession plan with the Chief Executive Officer and recommend any changes to the Board;
•
develop, recommend, implement, and monitor our corporate governance guidelines and our codes of business conduct and ethics;
•
oversee the evaluation of the Board and its committees and management;
•
ensure compliance with all NYSE corporate governance listing requirements;
•
oversee, and periodically review and discuss with each of management and our Board, the Company’s activities relating to ESG matters and the external reporting thereof; and
•
review and evaluate potential related party transactions in accordance with policies and procedures adopted by the Company from time to time.

Independence:

All of the members of our Corporate Governance and Nominating Committee are independent in accordance with the NYSE’s listing standards, our corporate governance guidelines, and our Corporate Governance and Nominating Committee charter.

Meetings:
The Corporate Governance and Nominating Committee met four times in 2024.

Board’s Role in Risk Oversight
One of our Board’s most important roles is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it relies on its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter and as provided in NYSE rules. For example, the Audit Committee oversees the preparation and filing of our financial statements, compliance with legal and regulatory requirements and the performance of our internal audit function. The Board believes that the composition of its committees and the distribution of the particular expertise of each committee’s members make this an appropriate structure to monitor these risks more effectively. The Board or the responsible committee considers short-term, medium-term and long-term risks in exercising their oversight responsibilities and considers the immediacy and magnitude of the potential impact of a particular risk in assessing mitigation strategies. Our Board committees meet regularly to discuss these areas of risk and report back to the Board.
An important feature of the Board’s risk oversight function is to receive periodic updates from its committees and members of management, as appropriate. Each of the three standing committees addresses risks specific to its respective area of oversight as follows:
•
Audit Committee: The Audit Committee, which meets at least quarterly and reports its findings to the Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management, and compliance with legal and regulatory requirements. Our Audit Committee reviews periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also: (i) annually reviews, approves and oversees an internal audit plan developed by our internal auditing

2025 Proxy Statement / 21

Corporate Governance and Board Matters
personnel with the goal of helping us systematically evaluate the effectiveness of our risk management, control and governance processes; (ii) periodically meets with our internal auditing personnel to review the results of our internal audits; and (iii) directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Though our management is primarily responsible for our cybersecurity program and managing our cybersecurity risks, including our procedures, day-to-day operations, and any uses of artificial intelligence, our Audit Committee oversees our enterprise risk assessment and management program, which includes oversight of cybersecurity risks.
•
Compensation Committee: The Compensation Committee reviews the Company’s policies and procedures with respect to risk assessment and risk management for compensating all employees of the Company on an annual basis and periodically reports its findings to the Board. The Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company.

•
Corporate Governance and Nominating Committee: The Corporate Governance and Nominating Committee monitors the general operations of the Board and the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

In addition to getting direct information on risk management from its committees, the Board receives regular updates directly from members of executive management. In particular, due to his executive management position, Mr. Kite frequently communicates with other members of our management and periodically updates the Board on the important aspects of the Company’s day-to-day operations. The Board also receives regular updates from the Company’s internal and outside counsel regarding legal and regulatory developments and policies and mitigation plans intended to address the related risks. Mr. Kite meets or speaks with each of the trustees individually on at least an annual basis and several times each year with the lead independent trustee. Other members of management also have direct access to the chairperson of each Board committee and our lead independent trustee.
Environmental, Social and Governance Matters
We are dedicated to building a thriving and viable business, one that succeeds by delivering long-term value for our shareholders.
We believe that all of our stakeholders, including our shareholders, employees, customers, and communities, are best served if the Company generates consistent, sustainable returns, and we recognize the importance that environmental, social, and governance (“ESG”) initiatives play in achieving that goal. This requires looking beyond short-term quarterly results. Instead, we must focus on the sustainable performance of longer-term objectives.
This long-term focus requires:
•	commitment to the Company’s employees and the communities in which our properties are located;
•	implementation of technologies and efficiencies that reduce our environmental impact; and
•	fair and ethical treatment of the Company’s tenants and vendors by honoring its leases and other contracts and enforcing its code of business conduct and ethics.
The Company strives to be a responsible corporate citizen, and we recognize the importance that ESG initiatives play in our ability to generate long-term, sustainable returns. In 2020, we established a cross-functional task force (the “ESG Task Force”) that is comprised of senior leadership and members from a variety of functional areas and is led by our Chief Executive Officer. The ESG Task Force meets quarterly and focuses on setting, implementing, monitoring, and communicating to our investors and other stakeholders our ESG strategy and related initiatives and regularly reports to the Board of Trustees.
In June 2024, the ESG Task Force issued the Company’s annual Corporate Responsibility Report, which is published on our website and provides a comprehensive overview of our ESG strategies and initiatives. The Company is committed to implementing sustainable business practices at our properties and is actively undertaking multiple projects to make our operations more energy efficient and reduce our environmental impact. These current projects include:
•	installing LED lighting in parking lots (77.7% of our properties have installed such LED lighting as of December 31, 2024, with a goal of 80% of the portfolio by the end of 2026);
•
implementing smart meters and other initiatives aimed at water conservation, recycling, and waste diversion (22.3% of our properties have implemented smart irrigation controls as of December 31, 2024, with a goal of 25% of the portfolio by the end of 2026). In addition, 119 properties have implemented water efficiency measures;

22 / 2025 Proxy Statement

Corporate Governance and Board Matters
•
installing electric vehicle ("EV") charging stations (332 charging stations have been installed across 27 properties for a total of 15.1% of the portfolio as of December 31, 2024, with a goal of 20% of the portfolio by the end of 2026); and

•
receiving Institute of Real Estate Management certifications (100 properties or 55.9% of the portfolio have received such certifications as of December 31, 2024, with a goal of 75% of the portfolio by the end of 2026).

In 2024, we continued to make consistent progress in increasing the percentage of leases containing green lease language, also referred to as “high-performance” or “energy-aligned” leases. The goal of this language is to equitably align the costs and benefits of energy and water efficiency investments for building owners and tenants based on principles and best practices from the Green Lease Leaders Reference Guide by the Institute for Market Transformation and the U.S. Department of Energy. We have also continued our partnership with One Tree Planted, a non-profit organization committed to reforestation, and have planted over 47,000 new trees through its Project Green reforestation effort. In addition, in 2023, we received approval from the Science Based Targets initiative (“SBTi”) of a science-based carbon reduction target against a 2019 Base Year. As of December 31, 2023, we have achieved a 21.7% reduction in Scope 1 and Scope 2 GHG emissions since 2019.
We are highly committed to our employees, and our policies are designed to promote fairness, equal opportunities, diversity, well-being, and professional development within the Company. Our corporate governance structure, led by our Board of Trustees, closely aligns our interests with those of our shareholders.
We use the following tools to recognize our employees, advance our talent pool, and create a sustainable and long-term enterprise: (i) performance plans, (ii) quarterly Level Up awards that recognize employees who have made an extraordinary effort to help the Company achieve success, (iii) yearly FOCUSED awards that acknowledge employees who have embodied our FOCUSED values (forward-thinking, optimistic, collaborative, urgent, sound, empowered, and dedicated) throughout the year, (iv) individual development planning, along with reward packages, and (v) all bonus-eligible employees have a portion of their bonus directly tied to the Company’s performance. The Company also provides reimbursement opportunities for employees pursuing educational degrees or certification programs that are relevant to their roles or professional development, and we have a learning management system to enhance our employees’ technical and professional development.
Additionally, through our Kite Cares initiative, during 2024 we contributed to a wide variety of community-focused efforts, including clothing and school supply drives and fundraising to support displaced workers. The Company also volunteers the use of our properties to the Red Cross and other disaster relief organizations should the need arise.
For additional information regarding our ESG Policy and ESG initiatives, visit the Corporate Responsibility section of our website at www.kiterealty.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.
For information on Corporate Governance matters, see page 17.
Committee Charters and Corporate Governance Documents
Our Board maintains charters for all Board committees and has adopted a written set of corporate governance guidelines, a code of business conduct and ethics, an ESG and corporate citizenship policy, a vendor code of conduct, and a code of ethics for our principal executive officers and senior financial officers, all of which are available on our website at www.kiterealty.com. Each of these documents is also available in print to any shareholder who sends a written request to such effect to Investor Relations, Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204.
Communications with the Board
Shareholders and other interested parties may communicate with the Board by communicating directly with the presiding lead independent trustee by sending any correspondence they may have in writing to the “Lead Independent Trustee” c/o the Corporate Secretary of Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204, who will then directly forward such correspondence to the lead independent trustee. The lead independent trustee will decide what action, if any, should be taken with respect to the communication, including whether such communication should be reported to the Board.

2025 Proxy Statement / 23

Corporate Governance and Board Matters
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee of our Board are Derrick Burks (chairman), Victor J. Coleman, and David R. O’Reilly, each of whom is an independent trustee. None of our named executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee. Accordingly, during 2024, there were no interlocks with other companies within the meaning of the SEC’s proxy rules.
Executive Officers

Name	Age	Title
John A. Kite	59	Chairman of the Board of Trustees and Chief Executive Officer
Thomas K. McGowan	60	President and Chief Operating Officer
Heath R. Fear	56	Executive Vice President and Chief Financial Officer

The names, principal occupations and certain other information about our current Named Executive Officers (“NEOs”) are set forth below, other than John A. Kite, whose background information is described above under the heading “Proposal 1—Election of Trustees.”
THOMAS K. MCGOWAN—PRESIDENT AND CHIEF OPERATING OFFICER
Thomas K. McGowan has served as President since 2008 and Chief Operating Officer of Kite Realty Group since 2004. He is primarily responsible for new project development, land acquisition, leasing, real estate property management, and general operational and organizational functions of the development and construction departments. Before joining the Kite Companies, Mr. McGowan worked for real estate developer Mansur Development Corporation for eight years. During his more than 30-year career in real estate investment, Mr. McGowan has coordinated the development of shopping centers, Class A office buildings, medical facilities, industrial buildings, planned unit developments, and full-service hotels. Mr. McGowan received a B.A. in Political Science from Indiana University.
HEATH R. FEAR—EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
Heath R. Fear has served as Executive Vice President and Chief Financial Officer of Kite Realty Group since November 2018. His responsibilities include overseeing the following aspects of the Company’s business: finance, accounting, tax planning, financial budgeting, information technology, investments, legal, corporate communications, and administration. Prior to joining the Company, Mr. Fear served as Chief Financial Officer at GGP Inc. from 2017 until 2018, where he was responsible for the oversight of all of GGP’s financial activities, including capital markets, accounting, investor relations, internal reporting, treasury and information technology. From 2015 until 2017, Mr. Fear served as Chief Financial Officer at RPAI, where he oversaw the company’s financial activities, including capital markets, accounting, investor relations, internal audit, internal reporting, and treasury. Mr. Fear has over 20 years of experience in both the retail real estate industry and with publicly traded REITs. Mr. Fear received a B.A. in Political Science and English from John Carroll University and a J.D. from the University of Illinois College of Law.

24 / 2025 Proxy Statement

PROPOSAL 2:
Advisory Vote on Named Executive Officer Compensation
We are presenting this proposal, commonly known as a “say-on-pay” proposal, to provide shareholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as described in this proxy statement, as required by Section 14A of the Exchange Act and related SEC rules.
We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our shareholders. As described under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that the compensation provided to them remains competitive. We seek to align the interests of our executives and shareholders by tying compensation to the achievement of key operating objectives that we believe enhance shareholder value over the long term and by encouraging executive share ownership so that a portion of each executive’s compensation is tied directly to shareholder value.
For these reasons, we are recommending that our shareholders vote “FOR” the following resolution:
“RESOLVED, that the shareholders hereby approve the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure on executive compensation contained in this proxy statement.”
While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the compensation of our Named Executive Officers.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of our named executive officers. For purposes of the vote on this proposal, a majority of votes cast means that the number of votes cast “for” this proposal exceeds the number of votes cast “against” this proposal. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION DESCRIBED ABOVE.

2025 Proxy Statement / 25

Compensation Discussion and Analysis
2024 Performance Highlights
2024 was a very successful year for the Company, highlighted by outstanding operational results and continued strengthening of our balance sheet. The Company’s operating platform continues to leverage the strong retail environment as evidenced by leasing volume reaching an all-time high in 2024 and double-digit cash leasing spreads, highlighted by non-option renewal spreads of 13.3%. Our strong balance sheet is underscored by 4.7x Net Debt to Adjusted EBITDA and over $1.2 billion in available liquidity. Our 2024 performance highlights include:

Strong Operational Results

NAREIT Funds From Operations (“FFO”)(1) increased 2.0% to $2.07 per diluted share (compared to $2.03 per diluted share as of December 31, 2023)

3.0% increase in Same Property Net Operating Income (“NOI”)(1) over the comparable period in 2023

Operating retail portfolio percent leased of 95.0% as of December 31, 2024

Executed 720 new and renewal leases representing approximately 5.0 million square feet, achieving a blended cash leasing spread of 12.8% for comparable leases

Operating retail portfolio annualized base rent (“ABR”) per square foot of $21.15 at December 31, 2024, an increase of $0.45 or 2.2% from $20.70 ABR per square foot at December 31, 2023

Strong Balance Sheet

Over $1.2 billion of available liquidity

Net Debt to Adjusted EBITDA(1) of 4.7x compared to 5.1x at December 31, 2023

Received a credit rating upgrade with a stable outlook from two rating agencies and a positive credit rating outlook from a third rating agency in 2024

Shareholder Value Creation

Increase in dividends to $0.27 per share for the fourth quarter of 2024 from $0.25 per share for the fourth quarter of 2023 (an 8.0% year-over-year increase)

Three-year total shareholder return (“TSR”) of +32.3%, ranking us in the 88th percentile of the shopping center industry

One-year TSR of +15.5%, ranking us at the approximate median of the shopping center industry

(1)
FFO, Same Property NOI, and Net Debt to Adjusted EBITDA are non-GAAP metrics. See Annex A for more information about non-GAAP financial measures disclosed in this proxy statement, including a reconciliation to the most comparable measure calculated in accordance with GAAP.

26 / 2025 Proxy Statement

Compensation Discussion and Analysis
2024 Compensation Highlights
Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking. To help us accomplish these important objectives, we have adopted the following key policies and practices:

Formulaic Annual Incentives

Annual cash bonus payments are based on a pre-established formula

2024 payouts were calculated 80% based on objective financial and operating performance metrics tied to our strategic business plan, which are designed to be challenging and rigorous to ensure that we remain focused on growth and our overall business strategy

Individual performance component represents 20% of the program and allows for a subjective assessment of performance on a more holistic basis and considers factors that may not be quantifiable

Significant Alignment with Shareholders

The majority of equity awards are granted in the form of performance-based equity, which represents 60% of the target value for each NEO

2024 performance-based equity awards are earned based on relative TSR performance versus shopping center REITs and requires performance at the 80th percentile to earn the full award

Time-based awards are not guaranteed, and the value varies each year

Time-based awards and performance-based awards include a mandatory post-vest holding period of two years

Commitment to Strong Pay Governance

Robust clawback policy for all executive officers as required by new SEC rules and NYSE listing standards pursuant to the Dodd-Frank Act

Share ownership policy, including 10x salary for our Chief Executive Officer

Anti-hedging policy

Long-term vesting requirements

No dividends on unearned performance-based awards

No single trigger severance payments or tax gross ups

Engagement of an independent compensation consultant

Transparency with our stockholders on our compensation program, decisions, and practices

Compensation Philosophy and Objectives
Our compensation program is designed to accomplish the following key objectives:
•	Attract, retain, and motivate outstanding senior executives;
•	Ensure that compensation remains competitive with the prevailing market using a pay-for-performance structure that rewards superior results that will enhance shareholder value over the long term;
•	Use a balanced approach that rewards both short-term and long-term performance and does not incentivize excessive risk-taking; and
•	Provide significant alignment with our shareholders’ interests.
The Compensation Committee believes that our executive compensation program achieves these objectives demonstrated by the following:
•	The majority of NEO compensation is variable and at-risk subject to the achievement of rigorous performance goals.
•	The majority of NEO compensation is in the form of equity-based awards that provide direct alignment with our shareholders’ interests.

2025 Proxy Statement / 27

Compensation Discussion and Analysis
•
The overall compensation structure provides competitive target pay opportunities that will result in compensation at the higher-end of the competitive market if the Company outperforms but will result in pay at the lower-end of the competitive market if Company performance lags our peers and is below expectations.

•	For 2024, target pay opportunities for our NEOs were allocated as follows:

The Compensation Committee is responsible for establishing, implementing, and continually monitoring adherence with our compensation philosophy as applied to our NEOs.
For more information related to the processes and procedures of the Compensation Committee in determining the compensation for our NEOs, including the role of any NEO in this process, see “Corporate Governance and Board Matters—Board Committees—Compensation Committee” above.
Result of 2024 Advisory Vote on Named Executive Officer Compensation

At our 2024 annual meeting, shareholders showed support for the Company’s executive compensation program, with approximately 97.7% of the shares voted cast in support of the compensation paid to our NEOs for 2023. In establishing and recommending compensation for 2024 performance for our NEOs, the Compensation Committee took into consideration this strong level of support as an indication of our shareholders’ satisfaction with the Company’s executive compensation program.

Based on the results of the non-binding shareholder advisory vote on the frequency of shareholder votes on executive compensation at our 2023 annual meeting of shareholders, the Board determined that the shareholder advisory vote on the compensation of NEOs will take place every year until the next say-on-frequency vote is conducted (which will be no later than 2029), at which time our Board will carefully consider the shareholder vote resulting from the proposal and continue to evaluate the options for how frequently we hold “say-on-pay” votes.
Compensation Consultant
The Compensation Committee has engaged Ferguson Partners Consulting (“FPC”) to serve as the Compensation Committee’s compensation consultant and provide recommendations regarding various compensation decisions to be made by the Compensation Committee. The Compensation Committee took FPC’s recommendations into account in making base salary determinations and incentive compensation awards to our NEOs.

28 / 2025 Proxy Statement

Compensation Discussion and Analysis
Peer Group and Benchmarking
In making compensation decisions, the Compensation Committee compares the Company’s compensation programs and performance to certain peer group companies. On an annual basis, we review our peer group to ensure the overall composite reflects an appropriate comparator group.
In 2024, the Compensation Committee determined the prior year’s peer group remained appropriate and no changes were made. The current peer group continues to only include retail peers that range between 0.3x to 3.0x our size, with our implied equity market capitalization and total capitalization placing us at the approximate 75th percentile of our peer group.
For compensation decisions made in early 2024 and early 2025, the Compensation Committee used a peer group consisting of the following companies:

Brixmor Property Group, Inc. (BRX)	NNN REIT, Inc. (NNN)
Curbline Properties Corp. (CURB) (formerly SITE Centers Corp. (SITC)) (1)	Phillips Edison & Company, Inc. (PECO)
Federal Realty Investment Trust (FRT)	Regency Centers Corporation (REG)
JBG SMITH Properties (JBGS)	Retail Opportunity Investments Corp. (ROIC) (2)
Kimco Realty Corporation (KIM)	Tanger, Inc. (SKT)
Macerich Company (MAC)	Urban Edge Properties (UE)

(1)	On October 1, 2024, SITE Centers Corp. completed the spin-off of Curbline Properties Corp., with the management team and board of directors of SITE Centers joining Curbline Properties.
(2)	Retail Opportunity Investments Corp. was in our peer group in 2024. In early 2025, Retail Opportunity Investments Corp. was acquired and trading of its stock was suspended.
Although the Compensation Committee uses peer group data to guide its review of our NEOs’ total compensation and generally reviews the compensation data of the peer group and industry to understand market competitive compensation, the Compensation Committee does not benchmark compensation to a specific percentage of the compensation of this comparative group or otherwise apply a formula or assign this comparative group a relative weight.

2025 Proxy Statement / 29

Compensation Discussion and Analysis
Components of Executive Compensation
This section describes the three components of compensation that form the basis for the Compensation Committee’s compensation decisions related to the 2024 performance of our NEOs—base salaries, short-term incentive compensation and long-term incentive compensation awards. This section also discusses the rationale for each component and the methodology the Compensation Committee used to determine the payouts for each component.
BASE SALARIES
Base salaries are intended to provide our NEOs with a fixed and certain amount of compensation for services provided. The Compensation Committee determines the base salary level of our NEOs by evaluating, among other things, the responsibilities of the position held, the experience of the individual and the average base salaries of similar positions in the Company’s peer group. Base salaries for our NEOs typically are established in the first quarter of the year, and the Compensation Committee reviewed the base salaries of our NEOs in the first quarter of 2024 taking into consideration competitive market data, internal equity pay factors, and the Company’s strong performance over the past several years. Taking into account base salaries of similarly situated executives at peer companies, our strong performance, and the fact that base salaries were not raised in 2023, the Compensation Committee determined that base salaries would increase in 2024 by the percentages shown below.

	Base Salary
Named Executive Officer	2023	2024	Percentage Change (from 2023 to 2024)
John A. Kite	$950,000	$1,000,000	5.3%
Thomas K. McGowan	$550,000	$600,000	9.1%
Heath R. Fear	$550,000	$600,000	9.1%

Each of Messrs. Kite, McGowan and Fear has an employment agreement with us, which were amended in December 2020 as described below. Each employment agreement prohibits the NEO’s base salary from being reduced by us during the term of the agreement without the executive’s consent. Thus, each NEO’s prior year salary effectively serves as a minimum requirement for the NEO’s salary for the ensuing year. The Compensation Committee has complete discretion to determine whether an increase in a NEO’s base salary is merited. Future adjustments, if any, to the NEOs’ base salaries will be in the sole discretion of the Compensation Committee with no additional increases provided to any NEOs for 2025.
SHORT-TERM INCENTIVE COMPENSATION
The Compensation Committee awards executives with annual short-term incentive compensation as a means to motivate and reward our NEOs. The Compensation Committee believes that annual bonuses play a significant role in motivating NEOs to accomplish near-term priorities that ultimately provide increases in shareholder value.
2024 Short-Term Incentive Opportunities
In February 2024, the Compensation Committee determined that, for 2024, each of our NEOs would be eligible to receive a short-term incentive compensation award at the threshold, target or maximum level equal to the following percentages of their annual base salaries. Consistent with prior years, threshold performance will result in an award at 60% of each NEO’s target amount and maximum performance will result in an award at 200% of each NEO’s target amount:

	% of Base Salary
Named Executive Officer	Threshold	Target	Maximum
John A. Kite	90%	150%	300%
Thomas K. McGowan	60%	100%	200%
Heath R. Fear	60%	100%	200%

30 / 2025 Proxy Statement

Compensation Discussion and Analysis
In February 2024, the Compensation Committee approved targets and performance metrics to evaluate 2024 performance using a formulaic approach. In February 2025, the Compensation Committee approved short-term incentive compensation payouts for our NEOs based on our performance relative to these targets and metrics. Award determinations with respect to 2024 performance were based on (i) the achievement of the following objective corporate performance metrics against threshold, target and maximum values established in February 2024 for each such corporate performance metric and (ii) a subjective assessment of each individual executive’s performance, weighted as indicated:

Performance Criteria	Weighting	Rationale for Including in Plan
2024 FFO/share(1)	25%	Key profitability metric as measured by the most frequently referenced REIT earnings measure
Same Property NOI(1)	20%	Key indicator of the management team’s effectiveness at leading the Company in the management of our properties
Retail Portfolio Leased Rate	20%	Key metric used to assess REIT operating performance
ESG Items	15%	Consistent with our commitment to be a responsible corporate citizen and execute ESG initiatives that deliver sustained value to our stakeholders
Individual Performance	20%	Holds our NEOs responsible for successfully performing their responsibilities and in executing the Company’s strategic business plan

(1)
See “ANNEX A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures.” 2024 FFO/share was adjusted to eliminate the impact of the outperformance component of the 2024 short-term cash incentive compensation for employees and NEOs.

In reviewing Company performance, the Compensation Committee compared our 2024 results under each of the above performance criteria to the following ranges, and the Company performed at or above target in all of the metrics in the short-term incentive compensation program:

Performance Criteria	Threshold	Target	Maximum	Results
2024 FFO/share(1)	$1.98	$2.03	$2.08	$2.09(2)
Same Property NOI(1)	0.5%	1.5%	2.5%	3.0%
Retail Portfolio Leased Rate	93.9%	95.0%	96.0%	95.0%
Number of ESG Items (out of 15 points)(3)	5	10	15	14

(1)
In order to design rigorous short-term incentive compensation metrics, the Compensation Committee set the 2024 FFO/share target at the midpoint of the Company’s initial guidance (with maximum goal in excess of the high end of the Company’s initial guidance) and the Same Property NOI target at the midpoint of the Company’s initial guidance (with the maximum goal in excess of the high end of the Company’s initial guidance).

(2)
Reflects an adjustment from reported FFO/share of approximately $0.02/share to eliminate the impact of the outperformance component of the 2024 short-term cash incentive compensation for employees and NEOs.

(3)
Based on accomplishing the following ESG Items (each worth up to 1 point unless otherwise noted): (i) complete 10 LED projects, (ii) complete 10 smart irrigation projects, (iii) obtain IREM certificates for an additional 24 properties, (iv) install EV charging stations at an additional 10 properties, (v) publish a corporate sustainability report and receive external data assurance (up to 3 points), (vi) scores from key third-party ESG surveys (up to 6 points), and (vii) progress toward other long-term ESG goals (up to 2 points).

2025 Proxy Statement / 31

Compensation Discussion and Analysis
With respect to the individual performance component of the short-term incentive compensation determination, the Compensation Committee concluded that Messrs. Kite, McGowan and Fear merited a performance rating at the maximum for each executive based on the following key factors:
•	significant operational achievements as noted above under “2024 Performance Highlights”
•	our TSR performance, including performance at the approximate 75th percentile, 88th percentile and median over the five-year, three-year and one-year periods, respectively
•	all-time high annual leasing volume at strong spreads
•	operating margins and metrics are among the best in the open-air retail sector
•	our continued strong balance sheet and credit rating upgrade with a stable outlook from two rating agencies
The Compensation Committee also considered the input of Mr. Kite when assessing the individual performance component with respect to Messrs. McGowan and Fear, principally because the Compensation Committee believes that Mr. Kite’s input is valuable given his knowledge of our operations, the day-to-day responsibilities and performance of Messrs. McGowan and Fear, the real estate industry generally and the markets in which we operate.
For 2024, based on the above formulas, the Company’s actual results and the Compensation Committee’s assessment of each NEO’s performance, the following short-term incentive compensation was awarded. The awards were paid in cash:

Named Executive Officer	2024 Year End Short-Term Incentive Compensation
John A. Kite	$2,655,000
Thomas K. McGowan	$1,062,000
Heath R. Fear	$1,062,000

2025 SHORT-TERM INCENTIVE STRUCTURE
For 2025, the Compensation Committee has approved a formula that will include threshold, target and maximum performance goals for the following measures:

2025 Measures	Weighting
FFO/share	30%
Same Property NOI	25%
Retail Portfolio Leased Rate	25%
Individual Performance	20%

LONG-TERM INCENTIVE COMPENSATION (“LTI”)
All share-based compensation awards to NEOs are granted by the Compensation Committee. The Compensation Committee awards share-based incentive compensation because it believes such compensation aligns the interests of our NEOs with those of our shareholders, consistent with our pay-for-performance philosophy.

32 / 2025 Proxy Statement

Compensation Discussion and Analysis
Annual Equity Awards
For 2024, the annual equity compensation program was bifurcated into two components as follows:

Annual Equity Awards
Performance-Based	Time-Based
Performance-Based LTIP Units: Provide incentive to achieve long-term, objective goals and deliver significant returns to shareholders, plus a holding period following the vesting date	Time-Based LTIP Units: Promotes the retention of our NEOs over a multi-year vesting period, plus a holding period following the vesting date
60% Core LTI Compensation	40% Core LTI Compensation
The Compensation Committee approved 2024 target long-term incentive values in February 2024 for each of the NEOs as set forth below:

Named Executive Officer	Total Target Value	=	Target Performance- Based LTIP Units	+	Target Time-Based LTIP Units
John A. Kite	$4,500,000	=	$2,700,000	+	$1,800,000
Thomas K. McGowan	$1,500,000	=	$900,000	+	$600,000
Heath R. Fear	$1,400,000	=	$840,000	+	$560,000

The grant date of such awards is established when the Compensation Committee approves the grant and all key terms have been determined. In some cases, the Compensation Committee may select a future date as the grant date.
Performance-Based Awards. In February 2024, the Compensation Committee granted performance-based awards in the form of performance-based LTIP Units (“LTIP Units”). LTIP Units are a special class of limited partnership units in the Operating Partnership that are intended to qualify as “profits interests” for U.S. federal income tax purposes.
Each NEO received a number of performance-based LTIP Units equal to the maximum dollar value approved by the Compensation Committee, divided by the closing stock price on the date of grant of $21.48 per LTIP Unit, with the target dollar value and maximum number of units, as follows:

Named Executive Officer	Target Performance- Based LTIP Units ($ value)	Maximum Performance- Based LTIP Units (# of units)
John A. Kite	$2,700,000	282,822
Thomas K. McGowan	$900,000	94,274
Heath R. Fear	$840,000	87,989

The actual number of performance-based LTIP Units that each NEO will earn will be between 0% and 100% of the maximum number of performance-based LTIP Units granted to him, depending on the achievement of the applicable performance criteria. Because the number of performance-based LTIP Units that will be earned, if any, will not be determined until the end of the three-year performance period, the actual value of the performance-based LTIP Units will depend on the Company’s achievement of the applicable performance criteria.
The performance-based LTIP Units are eligible to become earned based on the TSR of the Company’s common shares over a three-year performance period commencing as of the grant date (February 16, 2024 through February 15, 2027), relative to the TSRs of the companies that comprise the FTSE Nareit Equity Shopping Center Index over the same time period.

2025 Proxy Statement / 33

Compensation Discussion and Analysis
After our TSR percentile for the three-year performance period is determined, the number of performance-based LTIP Units that will be earned by each NEO will be determined by multiplying the NEO’s maximum number of performance-based LTIP Units by the applicable percentage listed in the following table (not to exceed the maximum number of performance-based LTIP Units granted). To the extent performance falls between two levels in the table below, linear interpolation will apply in determining the percentage of the performance-based LTIP Units that are earned.

	TSR Percentile for the Performance Period	Number of Earned Performance-Based LTIP Units
Maximum	80th percentile	100% of the Maximum Number of Performance-Based LTIP Units
Target	55th percentile	44% of the Maximum Number of Performance-Based LTIP Units
Threshold	30th percentile	22% of the Maximum Number of Performance-Based LTIP Units

Subject to the NEO’s continued service with the Company through the end of the performance period, earned performance-based LTIP Units will vest as of the date the Compensation Committee determines whether and to the extent the performance criteria have been achieved and will be subject to an additional two-year post-vesting holding period. Any performance-based LTIP Units that do not become earned with respect to the performance period will be forfeited.
Distributions will accrue during the performance period and will be paid only on performance-based LTIP Units that are earned at the conclusion of the performance period. Any accrued distributions on earned performance-based LTIP Units will be settled in cash at such time.
Time-Based Award Targets and Awards. For the annual equity incentive award for 2024, the Compensation Committee set time-based equity incentive award targets equal to 40% of the overall target for the NEOs. The actual value of the ultimate award could vary upward or downward from the target value based on the Compensation Committee’s evaluation of 2024 performance. The Compensation Committee had the discretion to grant time-based equity awards between 50% and 150% of the target value for each NEO.
In determining the value of the 2024 time-based awards, the Compensation Committee reviewed performance as outlined under “2024 Performance Highlights” above. In particular, the Compensation Committee noted that the Company performed at the top of the market in a variety of measures, including:
•	our market-leading TSR performance, including performance ranging between the approximate median and 88th percentile over the past five years
•	delivering strong absolute TSR, including 15.5%, 32.3% and 59.4% over the one-year, three-year and five-year periods, respectively
•	all-time high annual leasing volume at strong spreads
•	operating margins and metrics are among the best in the open-air retail sector
Based on its review of 2024 performance, in February 2025, the Compensation Committee determined that each of Messrs. Kite, McGowan and Fear would be awarded 150% of the target value for the time-based awards. With respect to the annual time-based equity awards, each NEO may choose to receive LTIP Units or restricted common shares. Each of our NEOs elected to receive time-based LTIP Units, which, based on the closing price of our common shares on February 18, 2025 of $22.42, resulted in time-based LTIP Unit awards in the following amounts:

Named Executive Officer	Time-Based LTIP Units at 150% of Target ($ value)	Time-Based LTIP Units (# of units)
John A. Kite	$2,700,000	120,429
Thomas K. McGowan	$900,000	40,143
Heath R. Fear	$840,000	37,467

34 / 2025 Proxy Statement

Compensation Discussion and Analysis
As would have been the case if granted as time-based restricted common shares, these time-based LTIP Units vest ratably over three years from the grant date of February 18, 2025 and will be subject to an additional two-year post-vesting holding period. While the Compensation Committee determined to make the foregoing grants to Messrs. Kite, McGowan and Fear based on 2024 performance, these awards were granted in February 2025; therefore, the value of such awards is not included in 2024 compensation in the “Summary Compensation Table” included in this proxy statement.
Status of Performance-Based Equity Awards Granted Since 2021
To assist with calculating realizable pay, we provide the following updates with respect to ongoing and completed performance-based equity awards made to our Chief Executive Officer in the past four years, each as of December 31, 2024:

Grant Date	Thresh. Payout (Units)	Target Payout (Units)	Max. Payout (Units)	Perf. Period	Target/ Actual Earned Date	Actual Payout
2/12/21 (AO LTIP Units)(1)	—	477,612	—	3-5 years	3 years	Performance condition satisfied (stock has exceeded threshold of $19.194 for required 20 consecutive days) and service condition satisfied; 477,612 AO LTIP Units were exercised on December 5, 2024.
1/14/22 (Merger Award)	—	67,386	202,157	~3 years	~3 years
Performance conditions to be measured at end of performance period. Based on performance, 202,157 LTIP Units were earned (representing performance at maximum) as of February 18, 2025 (but following the December 31, 2024 date represented by the table).

2/15/22 (Performance-Based LTIP Units)	51,940	103,879	233,726	3 years	3 years
Performance conditions to be measured at end of performance period. Based on performance, 58,865 LTIP Units were earned (representing performance at approximately 56.7% of target) as of February 18, 2025 (but following the December 31, 2024 date represented by the table).

2/14/23 (Performance-Based LTIP Units)	57,433	114,865	258,446	3 years	3 years	Performance conditions to be measured at end of performance period and not yet satisfied.
2/16/24 (Performance-Based LTIP Units)	62,850	125,699	282,822	3 years	3 years	Performance conditions to be measured at end of performance period and not yet satisfied.

(1)
AO LTIP Units are a special class of limited partnership units in the Operating Partnership that are intended to qualify as “profits interests” for U.S. federal income tax purposes that, subject to certain conditions, including vesting, may be converted into vested LTIP Units. The number of units acquired represents the number of vested LTIP Units realized through the conversion of vested AO LTIP Units into a number of vested LTIP Units determined on the basis of the increase in the value of a common share of the Company over the AO LTIP Unit’s participation threshold. The conversion ratio between vested AO LTIP Units and vested LTIP Units is the quotient of (i) the excess of the value of a common share of the Company as of the date of conversion over the participation threshold, divided by (ii) the value of a common share of the Company as of the date of conversion. This effect is similar to a cashless exercise of stock options whereby the holder receives a number of shares equal in value to the difference between the full value of the total number of shares for which the stock option is being exercised and the total exercise price.

Other Compensation Plans and Personal Benefits
We maintain a defined contribution plan (the “401(k) Plan”). All of our full-time employees are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable without exceeding the limits under the Internal Revenue Code of 1986, as amended (the “Code”). All amounts deferred by a participant, as well as the contributions we make under the 401(k) Plan, vest immediately in the participant’s account. We may make “matching contributions” equal to 100% of the participant’s contribution up to 3% of the participant’s salary and 50% of the participant’s contribution over 3% and up to 5% of the participant’s salary, not to exceed the annual maximums determined under the Code, which were $23,000 for employee contributions (or for participants age 50 or over, $30,500) and $13,800 for employer matches. During 2024, we made matching contributions totaling $41,400 on behalf of the NEOs, in the aggregate.

2025 Proxy Statement / 35

Compensation Discussion and Analysis
We periodically provide certain benefits to our employees that we believe are important to attract and retain talented individuals. In 2024, these benefits included payments related to healthcare and life insurance. These benefits provided to our NEOs in 2024 are described in the “Summary Compensation Table” below. We do not offer defined benefit pension or supplemental executive retirement plans to any of our employees.
Share Ownership Requirements

Pursuant to the Company’s existing policy that was adopted in 2015, our current NEOs are required to own a number of our common shares or units of limited partnership interest of our Operating Partnership with an aggregate value calculated as a multiple of his respective base salary, as follows:
CEO MUST OWN STOCK EQUAL TO 10X BASE SALARY

Named Executive Officer	Multiple of Base Salary	Value of Minimum Share Ownership Requirement (based on 2024 Base Salary)
John A. Kite	10x	$10,000,000
Thomas K. McGowan	3x	$1,800,000
Heath R. Fear	3x	$1,800,000

Each of Messrs. Kite, McGowan and Fear was in compliance with the ownership requirements as of December 31, 2024.
Clawback Policy
In accordance with implementing regulations of the Dodd-Frank Act and associated listing standards, in 2023 the Board adopted an updated incentive compensation recovery policy that provides for the mandatory recovery of incentive-based compensation from current and former executives that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement.
Timing of Certain Equity Awards
While the Company has granted AO LTIP Units in the past as part of its compensation program, the Company does not currently grant awards of AO LTIP Units, stock options, stock appreciation rights, or similar option-like awards as part of its compensation program. The Company does not time the disclosure of material non-public information or the granting of equity awards for the purpose of impacting the value of executive compensation.
Insider Trading Policy
The Company has an insider trading policy that governs the purchase, sale, and other dispositions and transactions in our securities by our trustees, officers, and employees, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as NYSE listing standards, a copy of which was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Tax Limits on Executive Compensation
The Compensation Committee considers the tax deductibility of compensation as one of many factors when considering executive compensation program alternatives. Due to its tax status as a REIT, the Company must generally distribute at least 90% of its taxable income to shareholders. To the extent that compensation is not deductible, taxable income will be higher and distributions to shareholders may therefore be higher than they would be otherwise.
Under Section 162(m) of the Code, a publicly held corporation is generally limited to a $1 million annual tax deduction for compensation paid to each of its “covered employees,” which generally includes the corporation’s chief executive officer, chief financial officer and the three other most highly compensated executive officers and certain former executive officers in such roles.

36 / 2025 Proxy Statement

Compensation Discussion and Analysis
Although the Compensation Committee is mindful of the limits imposed by Section 162(m), the Compensation Committee nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m) if it determines that such payments are consistent with our pay-for-performance philosophy and are in the best interests of the Company.

2025 Proxy Statement / 37

Compensation Discussion and Analysis
Compensation Committee Report
The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted,
The Compensation Committee of the Board of Trustees
Derrick Burks (Chairman)
Victor J. Coleman
David R. O’Reilly

38 / 2025 Proxy Statement

Compensation of Executive Officers and Trustees
The following tables contain certain compensation information for our NEOs. Our current NEOs consist of our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer.
Summary Compensation Table
The following table sets forth a summary of all compensation earned, awarded or paid to the NEOs for the fiscal years ended December 31, 2024, 2023, and 2022.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
John A. Kite Chairman & CEO	2024	$1,000,000	$3,213,639	$2,655,000	$37,805	$6,906,444
	2023	$950,000	$3,051,634	$2,850,000	$36,327	$6,887,961
	2022	$950,000	$6,411,946	$2,850,000	$33,755	$10,245,701
Thomas K. McGowan President & COO	2024	$600,000	$1,063,316	$1,062,000	$31,665	$2,756,981
	2023	$550,000	$988,606	$1,100,000	$29,271	$2,667,877
	2022	$550,000	$ 2,337,477	$1,100,000	$27,400	$4,014,877
Heath R. Fear EVP & CFO	2024	$600,000	$989,257	$1,062,000	$15,718	$2,666,975
	2023	$550,000	$911,258	$1,100,000	$60,433	$2,621,691
	2022	$550,000	$2,211,276	$1,100,000	$ 101,640	$3,962,916

(1)
The amounts disclosed in this column do not represent actual amounts paid in cash to or value realized by the NEO. The amounts disclosed in this column for 2024 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the share-based incentive compensation (i) for the 2023 fiscal year, granted in February 2024 as time-based LTIP Units and (ii) granted in February 2024 as performance-based LTIP Units. The assumptions used to calculate these amounts are described in Note 5 (Share-Based Compensation) to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2024. Assuming that maximum performance is achieved under the performance-based LTIP Units granted in 2024, the value at the grant date of these performance-based LTIP Units would have been as follows: Mr. Kite—$4,709,450; Mr. McGowan—$1,561,916; and Mr. Fear—$1,454,613. The grant date fair value of the time-based LTIP Units granted during the year ended December 31, 2024 was calculated as the appraisal price multiplied by the number of LTIP Units granted. The value of the time-based LTIP Units granted to the NEOs in 2024 is reflected in the “Grants of Plan-Based Awards in 2024” table.

(2)	These amounts represent the amount of the annual short-term incentive compensation earned by each NEO for such fiscal years.
(3)	The amounts shown in the “All Other Compensation” column reflect for each NEO:
• the value of premiums paid pursuant to health and dental insurance benefits provided by the Company;
• the value of premiums paid pursuant to life and disability insurance benefits provided by the Company;
• contributions to employees’ health savings accounts; and
• matching contributions allocated by the Company pursuant to the 401(k) Plan of $13,800.

The amount attributable to each such perquisite or personal benefit (as defined by SEC rules) for each NEO set forth above does not exceed the greater of $25,000 or 10% of the total amount of perquisites or benefits received by such NEO. Other than noted above, the amount attributable to each item that is not a perquisite or personal benefit (as defined by SEC rules) does not exceed $10,000.

2025 Proxy Statement / 39

Compensation of Executive Officers and Trustees
Grants of Plan-Based Awards in 2024
The following table sets forth information concerning the grants of plan-based awards made to each NEO in the fiscal year ended December 31, 2024.

Name and Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Amount of Shares or Share Units (#)(3)	Full Grant Date Fair Value of Share and Share Units ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John A. Kite Chairman & CEO	2/16/2024	$900,000	$1,500,000	$3,000,000	—	—	—	—	$—
	2/16/2024	$—	$—	$—	—	—	—	118,716	$2,016,985
	2/16/2024	$—	$—	$—	62,850	125,699	282,822	—	$1,196,654
Thomas K. McGowan President & COO	2/16/2024	$360,000	$600,000	$1,200,000	—	—	—	—	$—
	2/16/2024	$—	$—	$—	—	—	—	39,107	$664,428
	2/16/2024	$—	$—	$—	20,950	41,900	94,274	—	$398,888
Heath R. Fear EVP & CFO	2/16/2024	$360,000	$600,000	$1,200,000	—	—	—	—	$—
	2/16/2024	$—	$—	$—	—	—	—	36,313	$616,958
	2/16/2024	$—	$—	$—	19,554	39,107	87,989	—	$372,299

(1)
Represents the possible payouts under the Company’s annual short-term incentive compensation plan set by the Compensation Committee in February 2024. The amount of annual short-term incentive compensation eligible to be earned by each of the NEOs was based upon objective corporate performance metrics and a subjective assessment of each individual executive’s performance. The actual amount earned by each NEO in 2024 is reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” For more information about the annual short-term incentive compensation awards, see “Compensation Discussion and Analysis—Components of Executive Compensation—Short-Term Incentive Compensation” above.

(2)
Represents the annual performance-based LTIP Units granted in February 2024. For more information about the annual performance-based LTIP Units, see “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation” above.

(3)
Represents the time-based LTIP Units awarded in February 2024 as share-based incentive compensation for the 2023 fiscal year. These LTIP Units will vest ratably over a period of three years, contingent on continued service by the NEO through the applicable vesting date. The awards are also subject to a two year “no sell” restriction prohibiting the NEOs from transferring the units for a two-year period after the awards vest, except in limited circumstances.

ADDITIONAL INFORMATION RELATED TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
On December 29, 2020, we entered into employment agreements with each of Messrs. Kite, McGowan and Fear. These employment agreements were effective as of December 31, 2020, and superseded their previous agreements with us, which were initially entered into with Mr. Kite and Mr. McGowan on July 28, 2014, and with Mr. Fear on October 1, 2018.
•
The initial term of each employment agreement will end on December 31, 2025, with automatic one-year renewals on each December 31st thereafter, unless the Board or the executive elects not to extend the term by providing the other party with 90 days’ written notice. In addition, the term of each employment agreement will be automatically extended upon a change in control until the second anniversary following such change in control with automatic one-year renewals on each anniversary thereafter, unless the Board or the executive elects not to extend the term by providing the other party with written notice at least 180 days prior to the date when such term would otherwise be extended.

40 / 2025 Proxy Statement

Compensation of Executive Officers and Trustees
•
The employment agreements set base salaries and annual cash incentive targets for the executives, which are subject to annual review and may be increased (but not decreased) by the Compensation Committee. For a discussion of these provisions, including their material terms and features, please see “Compensation Discussion and Analysis—Components of Executive Compensation—Base Salaries” and “Compensation Discussion and Analysis—Components of Executive Compensation—Short-Term Incentive Compensation.” The NEO’s 2024 base salaries and annual cash incentive targets are:

Executive	Base Salary	Annual Cash Incentive Target
John A. Kite	$1,000,000	150% of Base Salary
Thomas K. McGowan	$600,000	100% of Base Salary
Heath R. Fear	$600,000	100% of Base Salary

•
The employment agreements also provide that the executives are entitled to participate in our Equity Plan and any group life, hospitalization or disability insurance plans, health programs, pension and profit-sharing plans, and similar benefits commensurate with the benefits we provide to our senior executives generally. Mr. Fear’s employment agreement also provides that the Company will reimburse him for up to $3,500 per month for housing and ordinary commuting expenses associated with commuting to the Company’s Indianapolis headquarters. For information related to the additional benefits provided to our NEOs, please see the “All Other Compensation” column of the “Summary Compensation Table” below.

•
Under each employment agreement, if the executive is terminated by us without “cause” or resigns for “good reason” (each as defined in his employment agreement), he will be entitled to certain severance payments, as described in detail below under “—Potential Payments Upon Termination or Change in Control.” In contrast to each executive’s previous employment agreement, the definition of “without cause” in the employment agreements does not include a decision by the Company not to extend the term of the employment agreement, meaning no payment will be owed to the executive solely because the employment agreement is not renewed at the end of a term.

•
Each employment agreement contains confidentiality, non-competition, non-solicitation, and non-disparagement restrictions during the term of the employment agreement and for certain specified periods thereafter. The non-competition restricted period is 18 months for Mr. Kite and Mr. McGowan and 12 months (or 18 months if his employment terminates without “cause” or for “good reason” in the two-year period following a change in control) for Mr. Fear.

Bonuses and Equity Awards. Each of our NEOs received in 2025 short-term incentive compensation related to 2024 performance that was paid in the form of cash. For a discussion of these awards, including their material terms and features, please see “Compensation Discussion and Analysis—Components of Executive Compensation—Short-Term Incentive Compensation” and “Summary Compensation Table.”
In 2024, each of our NEOs received a time-based equity award in the form of LTIP Units based on 2023 performance. For a discussion of time-based equity awards, including their material terms and features, please see “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation—Time-Based Award Targets and Awards,” the “Summary Compensation Table,” the “Grants of Plan-Based Awards in 2024” Table and the “Outstanding Equity Awards at Fiscal Year-End December 31, 2024” Table, including the footnotes to such tables.
In 2024, each of our NEOs also received an annual performance-based equity award in the form of LTIP Units. See “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Compensation—Performance-Based Awards,” the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2024” Table, including the footnotes to such tables.

2025 Proxy Statement / 41

Compensation of Executive Officers and Trustees
Outstanding Equity Awards at Fiscal Year-End December 31, 2024
The following table sets forth the outstanding equity awards for each NEO as of December 31, 2024.

	Option Awards				Share Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)(2)	Market Value of Shares or Units of Shares That Have Not Vested ($)(3)	Number of Unearned Shares or Units That Have Not Vested (#)(4)	Market Value of Unearned Shares or Units That Have Not Vested ($)(3)(4)
John A. Kite Chairman & CEO	—	—	—	—	272,677	$6,882,367	690,181	$17,420,168
Thomas K. McGowan President & COO	149,254(5)	—	$16.69	2/11/2031	—	—	—	—
	—	—	—	—	92,701	$2,339,773	241,140	$6,086,374
Heath R. Fear EVP & CFO	—	—	—	—	86,258	$2,177,152	229,496	$5,792,479

(1)	For the AO LTIP Units, the exercise price is the “participation threshold” of such AO LTIP Unit.
(2)
Represents time-based LTIP Unit awards granted prior to January 1, 2025 that are not fully vested as of December 31, 2024, all of which vest ratably over three to five years beginning either (i) on the first anniversary date of the grant date or (ii) for the special retention awards granted in December 2020 in conjunction with the amendment of the NEOs’ employment agreements, on the specified future date of December 31, 2023, and are not subject to any performance criteria, and in some cases are subject to a “no-sell” restriction prohibiting the NEOs from transferring the shares for a specified period after the award vests, except in limited circumstances. The following table reflects the grant date, total number of time-based LTIP Units granted, and the vesting period, a portion of which remain unvested as of December 31, 2024:

Name	Grant Date	# of Shares or Units Granted	Vesting Period From Grant (Years)
John A. Kite	12/31/20	170,533	5 (3 equal installments beginning 12/31/23)
	2/15/22	88,643	3
	2/14/23	101,352	3
	2/16/24	118,716	3
Thomas K. McGowan	12/31/20	68,213	5 (3 equal installments beginning 12/31/23)
	2/15/22	27,701	3
	2/14/23	32,433	3
	2/16/24	39,107	3
Heath R. Fear	12/31/20	68,213	5 (3 equal installments beginning 12/31/23)
	2/15/22	22,161	3
	2/14/23	29,730	3
	2/16/24	36,313	3

(3)	Based on the closing share price on December 31, 2024 (the last trading day of the 2024 calendar year) of $25.24.
(4)
Represents (i) a special performance-based equity award granted in January 2022 to recognize the transformative merger with RPAI and incentivize the achievement of successful merger-related synergies (the “Merger Award”) and (ii) performance-based LTIP Units granted prior to January 1, 2025 that have not been earned as of December 31, 2024. The performance and service period of the Merger Award is the approximate three-year period from October 23, 2021 (the day following the consummation of the merger with RPAI) through December 31, 2024. Subject to the NEO’s continued service with the Company through the end of the performance period, the earned portion of the Merger Award will vest as of the date the Compensation Committee determines whether and to the extent the performance criteria have been achieved (such date being no later than 60 days following the performance period) and will be subject to an additional two-year post-vesting holding period. The performance and

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Compensation of Executive Officers and Trustees
service period of the performance-based LTIP Units is the three-year period from the grant date of February 15, 2022 through February 14, 2025 for performance-based LTIP Units granted in 2022, from February 14, 2023 through February 13, 2026 for performance-based LTIP Units granted in 2023, and from February 16, 2024 through February 15, 2027 for performance-based LTIP Units granted in 2024. Subject to the NEO’s continued service with the Company through the end of the performance period, the earned portion of the performance-based LTIP Units will vest as of the date the Compensation Committee determines whether and to the extent the performance criteria have been achieved (such date being no later than 60 days following the performance period) and will be subject to an additional two-year post-vesting holding period. While the Merger Awards fully vested (at maximum) and the performance-based LTIP Units granted in 2022 vested in part (based on approximately 56.7% of target), in each case as of February 18, 2025, the table represents the awards outstanding as of December 31, 2024; therefore, these awards have been included. The following table reflects the grant date, total number of LTIP Units granted (at maximum), the assumed performance level (based on achieving threshold performance goals, except that if the previous fiscal year’s performance exceeded the threshold, then based on the next higher performance measure that exceeds the previous fiscal year’s performance), the estimated market value based on the assumed performance level, and the grant type:

Name	Grant Date	# of Units Granted (Max)	Assumed Performance Level	Estimated Market Value	Grant Type
John A. Kite	1/14/22	202,157	Maximum	$5,102,443	Merger Award
	2/15/22	233,726	Target	$2,621,906	Performance-Based LTIP Units
	2/14/23	258,446	Maximum	$6,523,177	Performance-Based LTIP Units
	2/16/24	282,822	Target	$3,172,642	Performance-Based LTIP Units
Thomas K. McGowan	1/14/22	80,863	Maximum	$2,040,982	Merger Award
	2/15/22	74,793	Target	$839,003	Performance-Based LTIP Units
	2/14/23	85,136	Maximum	$2,148,833	Performance-Based LTIP Units
	2/16/24	94,274	Target	$1,057,556	Performance-Based LTIP Units
Heath R. Fear	1/14/22	80,863	Maximum	$2,040,982	Merger Award
	2/15/22	68,560	Target	$769,088	Performance-Based LTIP Units
	2/14/23	79,055	Maximum	$1,995,348	Performance-Based LTIP Units
	2/16/24	87,989	Target	$987,061	Performance-Based LTIP Units

(5)
Represents 2021 AO LTIP Units that became fully vested and exercisable as of February 12, 2024 based on both (i) the NEO’s continuous service from the grant date (February 12, 2021) through the third anniversary of the grant date (February 12, 2024) and (ii) the Company’s stock price appreciating at least 15% for at least 20 consecutive trading days during the period commencing as of the first anniversary of the grant date and ending on the fifth anniversary of the grant date (February 12, 2026).

2025 Proxy Statement / 43

Compensation of Executive Officers and Trustees
Option Exercises and Shares Vested in 2024
The following table sets forth the number of AO LTIP Units that were exercised during 2024 and the value realized on exercise, and the amounts and value of LTIP Units that vested during 2024 for each NEO.

Name and Principal Position	Option Awards		Share Awards
	Number of Shares or Units Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John A. Kite Chairman & CEO	418,744 (3)	$10,503,770	131,996	$3,052,051
Thomas K. McGown President & COO	—	—	50,170	$1,164,723
Heath R. Fear EVP & CFO	66,849 (3)	$1,729,962	45,059	$1,054,077

(1)	Value realized on exercise was determined by multiplying the number of vested LTIP Units realized upon conversion by the closing price of the Company’s common shares on the date of conversion.
(2)
Value realized on vesting was determined using the closing price of the Company’s common shares on the respective dates that the time-vesting LTIP Units vested or, if they vested on a non-trading day, the closing price on the next preceding trading day.

(3)
The number of units acquired represents the number of vested LTIP Units realized through the conversion of vested AO LTIP Units into a number of vested LTIP Units determined on the basis of the increase in the value of a common share of the Company over the AO LTIP Unit’s participation threshold. The conversion ratio between vested AO LTIP Units and vested LTIP Units is the quotient of (i) the excess of the value of a common share of the Company as of the date of conversion over the participation threshold, divided by (ii) the value of a common share of the Company as of the date of conversion. This effect is similar to a cashless exercise of stock options whereby the holder receives a number of shares equal in value to the difference between the full value of the total number of shares for which the stock option is being exercised and the total exercise price. During 2024, Mr. Kite exercised 865,865 vested AO LTIP Units with a participation threshold of $17.76 and 477,612 vested AO LTIP Units with a participation threshold of $16.69; Mr. Fear exercised 75,675 vested AO LTIP Units with a participation threshold of $17.76 and 119,403 vested AO LTIP Units with a participation threshold of $16.69.

Potential Payments Upon Termination or Change in Control
We may be required to make certain payments to our NEOs in the event their services are terminated or we experience a change in control. Under the terms of our employment agreements with Messrs. Kite, McGowan and Fear, the amount of these payments (and whether we would be required to make them) depends on the nature of the executive’s termination. The various termination and change in control scenarios and the amounts we would be required to pay upon the occurrence of each are described below.

Termination by us without “Cause” or by the NEO for “Good Reason” outside of the “CIC Protection Period”
In this scenario, the NEO would be entitled to:
•
compensation accrued at the time of termination
•
a lump sum severance payment equal to his “severance multiple” (which for Mr. Kite and Mr. McGowan is three, and for Mr. Fear is two), multiplied by the sum of his base salary then in effect and the average annual cash incentive compensation actually paid to the executive with respect to the prior three fiscal years
•
a lump sum severance payment equal to his pro-rata target annual cash incentive compensation for the year of termination, subject to the applicable performance criteria having been met at target or above for that year
•
continued medical, prescription and dental benefits to him and/or his family for 18 months after his termination date
•
full and immediate vesting of his equity awards that are subject only to time-vesting based on service

• pro-rata vesting of his performance-based equity awards (including performance-based LTIP Units and the Merger Award) if the performance objectives are achieved at the end of the performance period

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Compensation of Executive Officers and Trustees

Termination by us without “Cause” or by the NEO for “Good Reason” during the “CIC Protection Period”
In this scenario, the NEO would be entitled to:
•
compensation accrued at the time of termination
•
a lump sum severance payment equal to his “severance multiple” (which for each of Messrs. Kite, McGowan and Fear is three), multiplied by the sum of his base salary then in effect and the average annual cash incentive compensation actually paid to the executive with respect to the prior three fiscal years
•
a lump sum severance payment equal to his pro-rata target annual cash incentive compensation for the year of termination, without regard to the achievement of the applicable performance criteria
•
continued medical, prescription and dental benefits to him and/or his family for 18 months after his termination date
•
full and immediate vesting of his equity awards that are subject only to time-vesting based on service
•
full vesting of his performance-based equity awards (other than the performance-based LTIP Units and the Merger Award) at the greater of (i) the target level on his termination date or (ii) actual performance as of his termination date; for the performance-based LTIP Units and the Merger Award, pro-rata vesting if the performance objectives are achieved at the end of the performance period

Termination by us for “Cause” or by the NEO without “Good Reason”	In this scenario, the NEO would be entitled to: • compensation accrued at the time of termination
Termination for Death or Disability
In this scenario, the NEO would be entitled to:
•
compensation accrued at the time of termination
•
a lump sum payment equal to his pro-rata target annual cash incentive compensation for the year of termination
•
continued medical, prescription and dental benefits to him and/or his family for 18 months after his termination date
•
under his employment agreement, full and immediate vesting of his equity awards other than any performance-based equity award that specifically supersedes the vesting provision of his employment agreement; for the performance-based LTIP Units and the Merger Award, pro-rata vesting if the performance objectives are achieved at the end of the performance period

2025 Proxy Statement / 45

Compensation of Executive Officers and Trustees

Change in Control
Under the Equity Plan, in the event of a “corporate transaction” (as defined in such plan) where outstanding equity awards are not assumed by our corporate successor, the NEO would receive:
•
full and immediate vesting of all equity awards that were granted under our previous equity incentive plans
•
full and immediate vesting of all time-vested equity awards granted under the Equity Plan (unless we elect to cancel such awards and pay the value received in the corporate transaction by holders of shares for them)
•
settlement of performance awards (i) at target if less than half the performance period has passed or if actual performance is not determinable, and (ii) based on actual performance to date if at least half the performance period has passed
Under the form of award agreement for the performance-based LTIP Units, in the event of a corporate transaction, if such awards are not assumed, continued, or substituted for, the greater number of (i) the number of performance-based LTIP Units determined in accordance with actual performance through such corporate transaction based on the pro-rated performance goals or (ii) the target number of performance-based LTIP Units, will vest.
Under the form of award agreement for the Merger Award, in the event of a corporate transaction, if such awards are not assumed, continued, or substituted for, the greatest number of LTIP Units determined in accordance with: (i) actual performance through such corporate transaction based on the pro-rated performance goals; (ii) 50% of the maximum number of LTIP Units subject to the Merger Award; or (iii) the number of LTIP Units as determined by the Compensation Committee, will vest.

For purposes of the foregoing scenarios, “Cause,” “Good Reason,” “Change in Control,” and “CIC Protection Period” are defined as follows:
•
Cause. Each of the employment agreements generally defines “cause” as an executive’s (i) conviction for or pleading nolo contendere to a felony; (ii) commission of an act of fraud, theft or dishonesty related to our business or his duties; (iii) willful and continuing failure or habitual neglect to perform his duties; (iv) material violation of confidentiality covenants, non- competition agreement or other restrictive covenants contained in the employment agreement; or (v) willful and continuing breach of the employment agreement.

•
Good Reason. Each of the employment agreements generally defines “good reason” as (i) a material reduction in the executive’s authority, duties and responsibilities or the assignment to him of duties materially and adversely inconsistent with his position; (ii) a material reduction in the executive’s annual salary that is not in connection with a reduction of compensation applicable to senior management employees; (iii) our requirement that the executive’s work location be moved more than 50 miles from our principal place of business in Indianapolis, Indiana; (iv) our failure to obtain a reasonably satisfactory agreement in form and substance to the executive from any successor to our business to assume and perform the employment agreement; or (v) our material breach of the employment agreement.

•
Change in Control. The Equity Plan generally defines “corporate transaction” as the first occurrence of, in a single transaction or in a series of related transactions, of any of the following events: (i) our dissolution or liquidation or a merger, consolidation, or reorganization of the Company with one or more other entities in which we are not the surviving entity; (ii) a consummated sale of all or substantially all of the assets of the Company to another person or entity; (iii) any transaction (including a merger or reorganization in which we are the surviving entity) that results in any person or entity (other than persons or entities who are shareholders or affiliates of the Company immediately prior to the transaction) owning 30% or more of the combined voting power of all classes of our shares; or (iv) a change in the composition of our Board as of July 23, 2004, in which the incumbent trustees cease, for any reason, to constitute a majority of the Board unless each trustee who was not an incumbent trustee was elected, or nominated for election, and approved by a vote of at least a majority of the incumbent trustees and trustees subsequently so elected or nominated, excluding those trustees who initially assumed office as a result of an actual or threatened election contest or other solicitation of proxies by or on behalf of an individual, entity or group other than the Board.

•
CIC Protection Period. Each of the employment agreements defines “CIC Protection Period” as the period commencing as of the date of the consummation of a Change in Control and ending on the second anniversary of the consummation of such Change in Control.

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Compensation of Executive Officers and Trustees
QUANTIFICATION OF BENEFITS UNDER TERMINATION EVENTS
The tables below set forth the amounts that we would have been required to pay each of the NEOs under the termination events described above or upon a change in control, assuming the termination or change in control occurred on December 31, 2024.

Benefits and Payments	Without Cause or For Good Reason outside CIC Protection Period	Without Cause or For Good Reason during CIC Protection Period	For Cause or Without Good Reason(1)	Death or Disability	Change in Control (No Termination)(2)
John A. Kite
Cash Severance(3)	$13,862,500	$13,862,500	$2,655,000	$2,655,000	$—
Accelerated Vesting of Non-Vested Equity Awards(4)(5)	$19,509,900	$19,509,900	$—	$ 19,509,900	$19,509,900
Medical Benefits	$31,331	$31,331	$—	$31,331	$—
Total	$33,403,731	$33,403,731	$2,655,000	$22,196,231	$19,509,900
Thomas K. McGowan
Cash Severance(3)	$6,045,333	$6,045,333	$1,062,000	$1,062,000	$—
Accelerated Vesting of Non-Vested Equity Awards(4)(5)	$6,839,579	$6,839,579	$—	$6,839,579	$6,839,579
Medical Benefits	$20,321	$20,321	$—	$20,321	$—
Total	$12,905,233	$12,905,233	$1,062,000	$7,921,900	$6,839,579
Heath R. Fear
Cash Severance(3)	$4,384,222	$6,045,333	$1,062,000	$1,062,000	$—
Accelerated Vesting of Non-Vested Equity Awards(4)(5)	$6,493,225	$6,493,225	$—	$6,493,225	$6,493,225
Medical Benefits	$—	$—	$—	$—	$—
Total	$10,877,447	$12,538,558	$1,062,000	$7,555,225	$6,493,225

(1)
The amounts in this column reflect the “Compensation Accrued at Termination” as defined in each NEO’s employment agreement, which includes the “Annual Cash Incentive” for 2024 performance, which is only payable because the applicable presumed termination date for purposes of this table is assumed to be the last day of the Company’s 2024 fiscal year (and would not otherwise be payable upon any termination prior to such date).

(2)
Consists of a “corporate transaction” under the Equity Plan in which outstanding equity awards are not assumed by our corporate successor. Amounts in this column are payable (i) by operation of our Equity Plan, (ii) for performance-based LTIP Units, by operation of the applicable award agreement, which provides for vesting at the greater of the number of performance-based LTIP Units that would vest based on actual performance through such corporate transaction based on the pro-rated performance goals or the target number of performance-based LTIP Units, and (iii) for the Merger Award, by operation of the applicable award agreement, which provides for vesting at the greatest of the number of LTIP Units that would vest based on actual performance through such corporate transaction based on the pro-rated performance goals, 50% of the maximum number of LTIP Units subject to the Merger Award, or the number of LTIP Units as determined by the Compensation Committee. For the performance-based LTIP Units, we assumed actual performance based on the pro-rated performance goals at target was achieved for the 2/15/22 LTIP Units and the 2/16/24 LTIP Units and at maximum was achieved for the 2/14/23 LTIP Units. For the Merger Award, we assumed actual performance based on the pro-rated performance goals at maximum was achieved.

(3)
For purposes of the pro-rata annual cash incentive compensation for the year of termination included as part of “Cash Severance” for the first two columns, this row does not provide for any proration because the applicable presumed termination date for purposes of this table is assumed to be the last day of the Company’s 2024 fiscal year.

(4)
For purposes of a termination without Cause or for Good Reason outside a CIC Protection Period, amount calculated as (i) the number of shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2024 Table) multiplied by the closing price of our common shares of $25.24 on December 31, 2024 (the last trading day of the 2024 calendar year); and (ii) for the performance-based LTIP Units and the Merger Award, vesting of the pro-rated number of LTIP Units granted, assuming target performance was satisfied for the 2/15/22 LTIP Units and the 2/16/24 LTIP Units and maximum performance was satisfied for the 2/14/23 LTIP Units and the Merger Award.

2025 Proxy Statement / 47

Compensation of Executive Officers and Trustees
(5)
For purposes of a termination without Cause or for Good Reason during a CIC Protection Period, amount calculated as (i) the number of shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2024 Table) multiplied by the closing price of our common shares of $25.24 on December 31, 2024 (the last trading day of the 2024 calendar year); and (ii) for the performance-based LTIP Units and the Merger Award, vesting of the pro-rated number of LTIP Units granted, assuming target performance was satisfied for the 2/15/22 LTIP Units and the 2/16/24 LTIP Units and maximum performance was satisfied for the 2/14/23 LTIP Units and the Merger Award.

Equity Compensation Plan Information
The following table gives information about our common shares that may be issued under all of our existing equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column
Equity compensation plans approved by shareholders	27,898	$16.69	4,645,972
Equity compensation plans not approved by shareholders	—	—	—
Total	27,898	$16.69	4,645,972

Pay Ratio Disclosure
Pursuant to Item 402(u) of SEC Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our CEO). The Company believes that the ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u).
The Company identified its “median employee” as of December 31, 2024, by using Box 1 from Form W-2 for all Company employees employed as of that date, which is the same methodology we used to calculate the pay ratio disclosed in the Company’s 2024 proxy statement. The Company annualized the reported compensation for all permanent employees that were hired during 2024. The Company did not make any cost-of-living or other adjustments.
Using this methodology, the Company’s median employee was an exempt employee whose total annual compensation in 2024 was $110,013. This total compensation included annual base salary, a subjective, annual bonus, and the Company’s contributions towards (i) dental, health and life insurance, (ii) the employee’s health savings account, and (iii) the employee under the 401(k) Plan. Using the total annual compensation from the “Summary Compensation Table” on page 39, our Chief Executive Officer’s total annual compensation was $6,906,444. The ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2024 was 63 to 1.

48 / 2025 Proxy Statement

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (calculated pursuant to Item 402(v)) and the Company’s performance.
PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based on:
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)(4)	Net Income	FFO per share(5)
2024	$6,906,444	$11,713,516	$2,711,978	$4,461,148	$159.42	$123.25	$4,071,000	$2.09
2023	$6,887,961	$10,722,993	$2,644,784	$3,756,669	$138.06	$113.35	$47,498,000	$2.03
2022	$10,245,701	$5,427,279	$3,988,896	$3,148,121	$121.47	$99.67	$(12,636,000)	$1.93
2021	$5,815,004	$23,465,527	$2,363,236	$6,425,714	$120.51	$131.78	$(80,806,000)	$1.50
2020	$7,355,183	$10,081,048	$3,082,212	$2,849,483	$79.85	$92.00	$(16,223,000)	$1.29

(1)
Reflects summary compensation table amounts and Compensation Actually Paid to our PEO and the average summary compensation table amounts and Compensation Actually Paid to our Non-PEO NEOs, which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	John A. Kite (Chairman & CEO)	Thomas K. McGowan (President & COO) and Heath R. Fear (EVP & CFO)
2023	John A. Kite (Chairman & CEO)	Thomas K. McGowan (President & COO) and Heath R. Fear (EVP & CFO)
2022	John A. Kite (Chairman & CEO)	Thomas K. McGowan (President & COO) and Heath R. Fear (EVP & CFO)
2021	John A. Kite (Chairman & CEO)	Thomas K. McGowan (President & COO) and Heath R. Fear (EVP & CFO)
2020	John A. Kite (Chairman & CEO)	Thomas K. McGowan (President & COO), Heath R. Fear (EVP & CFO), and Scott E. Murray (Former EVP, General Counsel and Secretary)

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Compensation of Executive Officers and Trustees
(2)
Compensation Actually Paid is calculated in accordance with SEC rules. Adjustments made to each NEO’s total compensation for each year to determine Compensation Actually Paid are shown in the table below:

Adjustments to Determine Compensation “Actually Paid” for PEO	2024	2023	2022	2021	2020
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	$ (3,213,639)	$(3,051,634)	$(6,411,946)	$(2,425,631)	$(5,470,164)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$6,119,374	$4,725,216	$7,698,026	$3,865,837	$8,139,389
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$34,066	$360,207	$(5,370,914)	$15,697,507	$799,310
Increase for Fair Value of Awards Granted during year that Vested during year	$—	$—	$—	$—	$—
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$1,545,346	$1,482,476	$(971,346)	$335,145	$(789,740)
Deduction of Prior Year-end Fair Value of Awards that were Forfeited	$—	$—	$—	$—	$—
Increase for Value of Dividends Paid on Unvested Awards not otherwise reflected in the fair value or other component of total compensation	$321,925	$318,767	$237,758	$177,665	$47,070
Total Adjustments	$4,807,072	$3,835,032	$(4,818,422)	$17,650,523	$2,725,865

Adjustments to Determine Compensation “Actually Paid” for Non-PEO NEOs (Average)	2024	2023	2022	2021	2020
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	$(1,026,287)	$(949,932)	$(2,274,376)	$(805,457)	$(1,649,618)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$1,959,462	$1,478,707	$2,622,173	$1,242,581	$1,611,413
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$22,869	$69,475	$(1,062,962)	$3,452,721	$59,809
Increase for Fair Value of Awards Granted during year that Vested during year	$—	$—	$—	$—	$75,604
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$682,994	$398,093	$(218,857)	$98,591	$(245,980)
Deduction of Prior Year-end Fair Value of Awards that were Forfeited	$—	$—	$—	$—	$(100,000)
Increase for Value of Dividends Paid on Unvested Awards not otherwise reflected in the fair value or other component of total compensation	$110,132	$115,542	$93,247	$74,042	$16,043
Total Adjustments	$1,749,170	$1,111,885	$(840,775)	$4,062,478	$(232,729)

The valuation assumptions used to calculate the fair values were updated as of each measurement date and will differ from those disclosed as of the grant date; however, the methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. Fair value conclusions also include the application of a discount to account for the lack of marketability, or illiquidity, associated with the post-vest restriction period and the uncertainty regarding if the book capital account of LTIP Units equals that of common units. For the 2022 Merger Awards, we have assumed achievement at the maximum level of performance for purposes of computing the increase in fair value.

(3)	Reflects the value of an initial investment of $100 on December 31, 2019, assuming dividends are reinvested throughout the period.
(4)	Reflects the FTSE Nareit All Equity REITs Index.
(5)
Reflects FFO, as adjusted, in 2020 for severance charges; in 2021 and 2022 for merger and acquisition costs and excludes the impact of prior period bad debt or the collection of accounts receivable previously written off; and in 2024 for the impact of the outperformance component of short-term incentive compensation.

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Compensation of Executive Officers and Trustees
TABULAR LIST OF IMPORTANT FINANCIAL MEASURES
The following table reflects the financial measures that we have determined represent the most important financial measures used to link Compensation Actually Paid to performance for 2024:

Most Important Financial Measures
FFO per Share
Same Property NOI
Retail Portfolio Leased Rate
Relative TSR vs. Nareit Equity Shopping Center REITs

2025 Proxy Statement / 51

PROPOSAL 3:
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of our Board has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. After careful consideration of the matter and in recognition of the importance of this matter to our shareholders, the Board has determined that it is in the best interests of the Company and our shareholders to seek the ratification by our shareholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the matter is required to ratify the appointment of KPMG as our independent registered public accounting firm. For purposes of this proposal, a majority of votes cast means that the number of votes cast “for” this proposal exceeds the number of votes cast “against” this proposal. Abstentions will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of KPMG as our independent registered public accounting firm is ratified, our Board and the Audit Committee may, in their discretion, change that appointment at any time during the year should they determine such a change would be in the best interests of the Company and our shareholders. If the appointment of KPMG is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

52 / 2025 Proxy Statement

PROPOSAL 3: Ratification of Appointment of Independent Registered Public Accounting Firm
Relationship with Independent Registered Public Accounting Firm
FEES
The following summarizes the fees billed by KPMG for services performed for the years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees(1)	$1,695,000	$1,625,000
Audit-Related Fees	$—	$—
Tax Fees(2)	$56,500	$85,750
All Other Fees	$—	$—
Total	$1,751,500	$1,710,750

(1)
Audit fees include the (i) audit of the financial statements, (ii) attestation on the effectiveness of internal controls over financial reporting, and (iii) issuance of independent registered public accounting firm consents and comfort letters, as applicable.

(2)	Tax fees primarily consist of fees for tax consulting and tax compliance services.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit service to the Company. The Audit Committee has delegated authority to its chairman to pre-approve engagements for the performance of audit and non-audit services for which the estimated cost for such services shall not exceed $200,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement.
All audit-related and non-audit services provided to us by KPMG since our engagement of KPMG as our independent registered public accounting firm have been pre-approved by the Audit Committee.

2025 Proxy Statement / 53

PROPOSAL 3: Ratification of Appointment of Independent Registered Public Accounting Firm
Report of the Audit Committee
The Audit Committee is currently composed of Dr. Charles H. Wurtzebach, Ms. Bonnie S. Biumi, Mr. Derrick Burks, Mr. Steven P. Grimes, Ms. Christie B. Kelly, and Mr. David R. O’Reilly. The members of the Audit Committee are appointed by and serve at the discretion of the Board.
One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2024 with our management.
The Audit Committee also is responsible for assisting the Board in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received both the written disclosures and the letter regarding the independent auditor’s independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence. In addition, the Audit Committee considers whether the provision of non-audit services, and the fees charged for such non-audit services, by the independent auditor are compatible with maintaining the independence of the independent auditor from management and the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements for 2024 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Respectfully submitted,
The Audit Committee of the Board of Trustees
Charles H. Wurtzebach (Chairman)
Bonnie S. Biumi
Derrick Burks
Steven P. Grimes
Christie B. Kelly
David R. O’Reilly

54 / 2025 Proxy Statement

Principal Shareholders
The following table sets forth certain information regarding the beneficial ownership of our common shares and units of limited partnership interest of our Operating Partnership as of March 26, 2025 by:
•	each of our trustees;
•	each of our NEOs;
•	all of our trustees and executive officers as a group; and
•	each person known to us to be the beneficial owner of more than five percent of our common shares.
Unless otherwise indicated, the information set forth below is as of March 26, 2025, the record date for the Annual Meeting. Operating partnership units are redeemable for an equal number of our common shares or cash, at our election, beginning one year after the date of issuance. Unless otherwise indicated, all shares and operating partnership units are owned directly, and the indicated person has sole voting and dispositive power with respect to such shares or operating partnership units.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.
Unless otherwise indicated, the address of each person listed below is c/o Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, IN 46204.

2025 Proxy Statement / 55

Principal Shareholders

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned(1)	% of all Shares(2)	% of all Shares and Units(3)	Number of Shares, Units and Unvested Time-based Securities Beneficially Owned(4)	% of all Shares, Units and Unvested Time-based LTIP Units
Executive Officers and Trustees
John A. Kite	2,436,587(5)	1.1%	1.1%	2,726,789	1.2%
Thomas J. McGowan	909,325(6)	*	*	1,009,089	*
Heath R. Fear	498,413(7)	*	*	592,737	*
Bonnie S. Biumi	68,069	*	*	68,069	*
Derrick Burks	25,570	*	*	25,570	*
Victor J. Coleman	89,760	*	*	89,760	*
Steven P. Grimes	705,002(8)	*	*	705,002	*
Christie B. Kelly	66,225	*	*	66,225	*
Peter L. Lynch	70,250	*	*	70,250	*
David R. O’Reilly	63,313	*	*	63,313	*
Barton R. Peterson	80,169	*	*	80,169	*
Charles H. Wurtzebach	60,171	*	*	60,171	*
Caroline L. Young	37,138	*	*	37,138	*
All executive officers and trustees as a group (13 persons)	5,109,992	2.3%	2.3%	5,594,282	2.5%
More than Five Percent Beneficial Owners
BlackRock, Inc.(9)	38,541,034	17.5%	17.2%
The Vanguard Group, Inc.(10)	32,715,871	14.9%	14.6%
State Street Corporation(11)	13,528,260	6.2%	6.0%

*	Less than 1%
(1)
Includes, for the named person(s), the sum of (a) the total number of common shares owned by such person(s) and (b) the total number of common shares issuable to such person(s) upon exchange of certain interests in our Operating Partnership within 60 days of March 26, 2025, including OP Units and vested LTIP Units, which are redeemable for common shares or cash, at the Company’s election, upon conversion to OP Units.

(2)
The total number of shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) common shares outstanding as of March 26, 2025, (b) the number of common shares that are issuable to such person(s) upon exercise of options that are exercisable within 60 days of March 26, 2025, and (c) the number of common shares issuable to such person(s) upon redemption of limited partnership units owned by such person(s), including vested LTIP Units, which are redeemable for common shares or cash, at the Company’s election, upon conversion to OP Units. All limited partnership units held by the named person(s) are currently redeemable for common shares or cash at the Company’s option.

(3)
The total number of shares and units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 219,812,300 common shares outstanding as of March 26, 2025, (b) 4,849,588 limited partnership units outstanding as of March 26, 2025 (other than such units held by us), (c) the number of common shares that are issuable to such person(s) upon exercise of options that are exercisable within 60 days of March 26, 2025 and (d) outstanding vested LTIP Units, which are redeemable for common shares or cash, at the Company’s election, upon conversion to OP Units. Assumes that all outstanding vested LTIP Units that each person owns have been converted into OP Units.

(4)
Includes, for the named person(s), the sum of (a) the amounts disclosed in the “Number of Shares and Units Beneficially Owned” column and (b) the total number of unvested time-based LTIP Units and/or unvested time-based restricted shares owned by such person(s) as disclosed elsewhere in the footnotes to this table.

56 / 2025 Proxy Statement

Principal Shareholders
(5)
Includes 104,121 common shares and 2,330,369 limited partnership units owned directly by John A. Kite and 2,098 common shares owned by Mr. Kite’s spouse. Of the shares and units included as beneficially owned by Mr. Kite, 9,857 shares and 326,067 units are pledged to secure indebtedness by Mr. Kite or his affiliates. Excludes 290,202 unvested time-based LTIP Units owned by Mr. Kite.

(6)
Includes 106,028 common shares, 747,660 limited partnership units and the assumed conversion of 149,254 vested LTIP units into 50,637 limited partnership units owned directly by Thomas K. McGowan, and 5,000 limited partnership units held by an irrevocable trust. Excludes 99,764 unvested time-based LTIP Units owned by Mr. McGowan.

(7)	Includes 69,265 common shares and 429,148 limited partnership units owned directly by Heath R. Fear. Excludes 94,324 unvested time-based LTIP Units owned by Mr. Fear.
(8)	As of March 26, 2025, all of the shares held by Steven P. Grimes were pledged pursuant to a loan management agreement between Mr. Grimes and an investment bank.
(9)
Based on information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed with the SEC on February 5, 2025. BlackRock has sole voting power with respect to 36,825,924 shares, shared voting power with respect to none of these shares, sole dispositive power with respect to 38,541,034 of these shares and shared dispositive power with respect to none of these shares. The address of BlackRock, as reported by it in the Schedule 13G/A, is 50 Hudson Yards, New York, NY 10001. BlackRock reports that it is the parent holding company for certain persons or entities that have acquired our common shares, which are listed in that Schedule 13G/A.

(10)
Based on information provided by The Vanguard Group (“Vanguard Group”) in a Schedule 13G/A filed with the SEC on February 13, 2024. Vanguard Group has sole voting power with respect to no shares, shared voting power with respect to 326,343 shares, sole dispositive power with respect to 32,153,576 of these shares and shared dispositive power with respect to 562,295 of these shares. The address of Vanguard Group, as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.

(11)
Based on information provided by State Street Corporation (“State Street”) in a Schedule 13G/A filed with the SEC on January 30, 2024. State Street has sole voting power with respect to no shares, shared voting power with respect to 10,606,899 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 13,506,364 of these shares. The address of State Street, as reported by it in the Schedule 13G/A, is 1 Congress Street, Suite 1, Boston, MA 02114-2016. State Street reports that it is the parent holding company for certain persons or entities that have acquired our common shares, which are listed in that Schedule 13G/A.

2025 Proxy Statement / 57

Certain Relationships and Related Transactions
RELATED PERSON TRANSACTION POLICY
We have adopted a written related person transaction approval policy to further the goal of ensuring that any related person transaction is properly reviewed, and if necessary, approved first by our Corporate Governance and Nominating Committee, and if appropriate, by a majority of the disinterested trustees of our Board. The policy applies to transactions or arrangements between us and any related person, including trustees, trustee nominees, executive officers, greater than 5% shareholders and the immediate family members of each of these groups. This policy does not, however, apply with respect to general conflicts between our interests and our employees, officers and trustees, including issues relating to engaging in a competing business and performing outside or additional work, which are reported and handled in accordance with our separate Code of Business Conduct and Ethics and other procedures and guidelines that we may implement from time to time.
Under the policy, our trustees and executive officers are responsible for identifying and reporting to our Chief Financial Officer (the “Compliance Officer”) any proposed transaction with a related person.
Upon notification, the Compliance Officer begins collecting information regarding the transaction and notifies the Corporate Governance and Nominating Committee Chairperson of such transaction. The Chairperson of the Corporate Governance and Nominating Committee determines whether the proposed transaction is required to be, or otherwise should be, reviewed by the Corporate Governance and Nominating Committee.
If the proposed transaction is required to be approved by a majority of the disinterested members of our Board in accordance with our Declaration of Trust or corporate governance guidelines, the Corporate Governance and Nominating Committee makes a recommendation regarding the proposed transaction, and the disinterested trustees determine whether it is appropriate and advisable for us to engage in the proposed transaction. If the transaction involves a trustee, that trustee does not participate in the action regarding whether to approve or ratify the transaction. If the proposed transaction is not required to be approved by a majority of the disinterested members of our Board, the Corporate Governance and Nominating Committee has the final authority to approve or disapprove the proposed transaction.
RELATED PERSON TRANSACTIONS
The following information summarizes our transactions with related parties during 2024 that were subject to our related person transaction policy:
The Company holds certain corporate functions at the Conrad Indianapolis, which also often hosts visitors to the Company’s headquarters. The Conrad Indianapolis is a hotel owned by Circle Block Partners, LLC, an entity in which Mr. Alvin E. Kite, the Company’s Chairman Emeritus and the father of Mr. John A. Kite, is the majority owner, and Messrs. John A. Kite and Thomas K. McGowan, two of our named executive officers, are minority owners. The Company pays discounted rates for its use of the hotel and its facilities. In 2024, fees paid to the Conrad Indianapolis for these various activities totaled approximately $176,000.
On August 7, 2023, KRG Development, a wholly owned subsidiary of the Company, entered into an assignment and release agreement (“Assignment Agreement”) with Pan Am Development Partners, LLC (“Assignee”), pursuant to which KRG Development assigned and Assignee assumed certain rights and obligations related to the development of a hotel on the Pan Am Plaza site across from the Indiana Convention Center in Indianapolis, IN, including certain future development rights and a right of first offer involving the project (collectively, the “Project Rights and Obligations”). KRG Development and Assignee also entered into a letter agreement pursuant to which Assignee, as consideration for the execution of the Assignment Agreement, agreed to pay KRG Development an assignment fee of up to $3.5 million (the “Assignment Fee”), which was paid upon the completion of certain development activities in August 2024. In connection with the transactions, Mr. Kite and Mr. McGowan expressly acknowledged and agreed in the letter agreement that they remain subject to their executive employment agreements with the Company, including, without limitation, the obligation of each executive to devote substantially all of his business time and effort to the performance of his duties for the Company. Assignee will engage a team of full-time professionals to perform the Project Rights and Obligations.
Assignee is a wholly owned subsidiary of Circle Block Investor, LLC, an entity in which Mr. Alvin E. Kite, the Company’s Chairman Emeritus and the father of Mr. John A. Kite, is the majority owner, and Messrs. John A. Kite and Thomas K. McGowan, two of our named executive officers, are minority owners. The transaction was approved by a special transaction committee of the independent trustees of the Company (the “Transaction Committee”) as well as the Company’s independent trustees. The Transaction Committee engaged a third-party financial advisor to assist it in determining the net value of the Project Rights and Obligations and establishing the Assignment Fee.

58 / 2025 Proxy Statement

Other Matters
Other Matters
Other Matters to Come Before the 2025 Annual Meeting
No other matters are to be presented for action at the Annual Meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by our Board, or, if no such recommendation is given, in their own discretion.
Shareholders Proposals and Nominations for the 2026 Annual Meeting
Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 3, 2025. However, if we hold our 2026 annual meeting on a date that is more than 30 days before or after May 16, 2026, shareholders must submit proposals for inclusion in our 2026 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.
In addition, any shareholder who wishes to propose a nominee to our Board or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to our Board and the proposal of business to be considered by the shareholders for the 2026 annual meeting must be received no earlier than December 3, 2025, and not later than January 2, 2026. However, in the event that the date of the notice of the 2026 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the notice of the 2026 annual meeting, notice by the shareholder to be timely must be received no earlier than the 120th day prior to the date of mailing of the notice for the 2026 annual meeting and not later than the later of the 90th day prior to the date of mailing of the notice for the 2026 annual meeting or the 10th day following the date that we publicly announce the date of mailing of the notice for the 2026 annual meeting.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Householding of Proxy Materials
If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-866-540-7095). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call Kite Realty Group Trust, 30 South Meridian Street, Suite 1100, Indianapolis, Indiana 46204, Attention: Investor Relations (telephone number: 317-577-5600). If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Investor Relations in the same manner.

2025 Proxy Statement / 59

Important Notice Regarding Availability of
Proxy Materials for Shareholder Meeting on
May 16, 2025
This proxy statement, our annual report to shareholders and our annual report on Form 10-K for the year ended December 31, 2024 are available on our website at www.kiterealty.com under the Investors section of the website. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.
Additional copies of this proxy statement, our annual report to shareholders or our annual report on Form 10-K for the year ended December 31, 2024 will be furnished without charge upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this proxy statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024 for a reasonable fee.
* * * *

By Order of the Board of Trustees,

Dean J. Papadakis Senior Vice President, Chief Legal Officer and Corporate Secretary
Indianapolis, Indiana April 2, 2025

60 / 2025 Proxy Statement

Annex A:
Definitions and Reconciliations of GAAP and
Non-GAAP Financial Measures
Please refer to our annual and quarterly financial statements filed with the SEC on Forms 10-K and 10-Q and other public reports for further information about us and our business.
FFO: We calculate FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. A reconciliation of FFO to consolidated net income is included on page 45 of our Annual Report on Form 10-K for the year ended December 31, 2024. From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.
EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA: We define EBITDA as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, we also provide Adjusted EBITDA, which we define as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is our share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA, and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do.
NOI and Same Property NOI: We define NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate-level expenses, including merger and acquisition costs. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. A reconciliation of Same Property NOI to net income attributable to common shareholders is included on page 43 of our Annual Report on Form 10-K for the year ended December 31, 2024.
While we believe our non-GAAP measures are important supplemental measures, they should not be used alone because they exclude significant economic components of the comparable measures computed under GAAP, and are, therefore, limited as analytical tools. These measures are used by management as supplemental financial measures of operating performance, and we believe that it is important that shareholders, potential investors and financial analysts understand the measures management uses. We do not use our non-GAAP measures as, nor should they be considered to be, alternatives to net income, net income attributable to common shareholders or income from continuing operations before income taxes computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

2025 Proxy Statement / A-1

Annex A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures
Our calculations of FFO(1) and reconciliation to net income and NAREIT FFO, for the years ended December 31, 2024, 2023, and 2022 (unaudited) are as follows (dollars in thousands):

	Year Ended December 31,
	2024	2023	2022
Net income (loss)	$4,416	$48,383	$(12,154)
Less: net income attributable to noncontrolling interests in properties	(280)	(257)	(623)
Add/less: loss (gain) on sales of operating properties, net	864	(22,601)	(27,069)
Less: gain on sale of unconsolidated property, net	(2,325)	—	—
Add: impairment charges	66,201	477	—
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	394,847	427,335	471,086
NAREIT FFO of the Operating Partnership(1)	463,723	453,337	431,240
Less: Limited Partners’ interests in FFO	(7,889)	(6,447)	(5,395)
FFO attributable to common shareholders(1)	$455,834	$446,890	$425,845
Weighted average common shares and units outstanding—diluted	223,530,266	222,898,407	222,494,151
NAREIT FFO, of the Operating Partnership, per diluted share	$2.07	$2.03	$1.94

(1)
“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

A-2 / 2025 Proxy Statement

Annex A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures
The following table presents Same Property NOI(1) and a reconciliation to net income attributable to common shareholders for the years ended December 31, 2024 and 2023 (unaudited) (in thousands):

	Year Ended December 31,
	2024	2023
Minimum rent	$604,778	$588,497
Tenant recoveries	166,902	157,236
Bad debt reserve	(5,246)	(4,178)
Other income, net	10,913	11,083
Total revenue	777,347	752,638
Property operating expenses	(98,900)	(93,347)
Real estate taxes	(99,624)	(97,500)
Total expenses	(198,524)	(190,847)
Same Property NOI	$578,823	$561,791
Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income—same properties	$578,823	$561,791
Net operating income—non-same activity(2)	40,862	46,463
Total property NOI	619,685	608,254
Other income, net	21,235	5,857
General, administrative and other	(52,558)	(56,142)
Loss on extinguishment of debt	(180)	—
Impairment charges	(66,201)	(477)
Depreciation and amortization	(393,335)	(426,361)
Interest expense	(125,691)	(105,349)
(Loss) gain on sales of operating properties, net	(864)	22,601
Gain on sale of unconsolidated property, net	2,325	—
Net income attributable to noncontrolling interests	(345)	(885)
Net income attributable to common shareholders	$4,071	$47,498

(1)
Same Property NOI excludes the following: (i) properties acquired or placed in service during 2023 and 2024; (ii) The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023; (iii) our active development and redevelopment projects at The Corner – IN and One Loudoun Expansion; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2023 and 2024; and (vi) office properties, including Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.

(2)	Includes non-cash activity across the portfolio as well as NOI from properties not included in the Same Property Pool, including properties sold during both periods.

2025 Proxy Statement / A-3

Annex A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures
The following table presents Retail NOI and a reconciliation to net income (the most directly comparable GAAP measure) for the three months ended December 31, 2024 and 2023 (in thousands):

	Three Months Ended December 31,
	2024	2023
Net income	$22,230	$8,164
Adjustments:
General, administrative and other	13,549	14,342
Fee income	(441)	(498)
Depreciation and amortization	97,009	102,898
Interest expense	32,706	27,235
Loss on extinguishment of debt	180	—
Equity in earnings of unconsolidated subsidiaries	(43)	(206)
Income tax (benefit) expense of taxable REIT subsidiaries	(186)	449
Other income, net	(5,575)	(334)
Gain on sales of operating properties, net	—	(133)
NOI	$159,429	$151,917
Retail NOI	$151,972	$144,549
Office and other NOI	7,457	7,368
NOI	$159,429	$151,917
Retail revenue	$ 202,271	$188,853
NOI/Revenue - Retail properties	75.1%	76.5%

A-4 / 2025 Proxy Statement

Annex A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures
The following table presents a reconciliation of our EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA to net income (loss) (the most directly comparable GAAP measure) and a calculation of Net Debt to Adjusted EBITDA for the three months ended December 31, 2024, 2023 and 2022 (in thousands):

	Three Months Ended December 31,
	2024	2023	2022
Net income (loss)	$22,230	$8,164	$(1,052)
Depreciation and amortization	97,009	102,898	112,709
Interest expense	32,706	27,235	26,827
Income tax (benefit) expense of taxable REIT subsidiaries	(186)	449	302
EBITDA	151,759	138,746	138,786
Unconsolidated EBITDA, as adjusted	1,134	828	957
Merger and acquisition costs	—	—	(81)
Loss on extinguishment of debt	180	—	—
(Gain) loss on sales of operating properties, net	—	(133)	57
Other income and expense, net	(5,618)	(540)	(759)
Noncontrolling interests	(210)	(189)	(84)
Adjusted EBITDA	147,245	138,712	138,876
Annualized Adjusted EBITDA(1)	$588,980	$554,849	$555,502
Company share of Net Debt:
Mortgage and other indebtedness, net	$3,226,930	$2,829,202	$3,010,299
Add: Company share of unconsolidated joint venture debt	44,569	55,911	41,015
Add/less: debt discounts, premiums and issuance costs, net	1,255	(26,261)	(32,043)
Less: Partner share of consolidated joint venture debt(2)	(9,801)	(9,849)	(566)
Company’s consolidated debt and share of unconsolidated debt	3,262,953	2,849,003	3,018,705
Less: cash, cash equivalents, restricted cash and short-term deposits	(485,280)	(43,986)	(124,015)
Company share of Net Debt	$2,777,673	$2,805,017	$2,894,690
Net Debt to Adjusted EBITDA	4.7x	5.1x	5.2x

(1)	Represents Adjusted EBITDA for the three months ended December 31, 2024, 2023 and 2022 (as shown in the table above) multiplied by four.
(2)	Partner share of consolidated joint venture debt is calculated based upon the partner’s pro-rata ownership of the joint venture, multiplied by the related secured debt balance.

2025 Proxy Statement / A-5

KITE®

30 S MERIDIAN STREET, SUITE 1100
INDIANAPOLIS, IN 46204
317 577 5600
kiterealty.com

KRG
LISTED
NYSE

SCAN TO VIEW MATERIALS & VOTE

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed voting instructions must be received by 11:59 P.M. EDT on May 15, 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66070-P26717 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KITE REALTY GROUP TRUST

The Board of Trustees recommends you vote FOR all of the following nominees:

1. Election of Trustees

Nominees:	**For**	**Against**	**Abstain**
1a. John A. Kite	☐	☐	☐
1b. Bonnie S. Biumi	☐	☐	☐
1c. Derrick Burks	☐	☐	☐
1d. Victor J. Coleman	☐	☐	☐
1e. Steven P. Grimes	☐	☐	☐
1f. Christie B. Kelly	☐	☐	☐
1g. Peter L. Lynch	☐	☐	☐
1h. David R. O'Reilly	☐	☐	☐
1i. Barton R. Peterson	☐	☐	☐
1j. Charles H. Wurtzebach	☐	☐	☐
1k. Caroline L. Young	☐	☐	☐

The Board of Trustees recommends you vote "FOR" proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To approve, on an advisory (non-binding) basis, the compensation of Kite Realty Group Trust's named executive officers.	☐	☐	☐
3. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Kite Realty Group Trust for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE SHAREHOLDER SUBMITTING THIS PROXY ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The proxy materials for the Kite Realty Group Trust Annual Meeting of Shareholders, including the Notice and Proxy Statement and Annual Report, are available at www.proxyvote.com.

V66071-P26717

KITE REALTY GROUP TRUST
Proxy Solicited By The Board of Trustees
For The Annual Meeting of Shareholders
To Be Held May 16, 2025

This proxy is solicited on behalf of the Board of Trustees of Kite Realty Group Trust.

The undersigned shareholder of Kite Realty Group Trust hereby appoints John A. Kite and Heath R. Fear, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the common shares of Kite Realty Group Trust that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Kite Realty Group Trust to be held at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, IN 46204 on Friday, May 16, 2025 at 9:00 a.m. EDT, and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3 AND WITH RESPECT TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED ABOVE.

Continued and to be signed on reverse side